Exhibit 10.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of March 2, 2011
among
FLOW INTERNATIONAL CORPORATION,
as the Borrower,
BANK OF AMERICA, N.A.,
as Agent, Swing Line Lender
and
L/C Issuer,
and
The Other Lenders Party Hereto
BANC OF AMERICA SECURITIES LLC,
as
Sole Lead Arranger and Sole Book Manager

i

SCHEDULES
2.01	Commitments and Applicable Percentages
2.03(a)	Existing Letters of Credit
5.06	Litigation
5.13	Subsidiaries and Other Equity Investments
7.01	Existing Liens
7.03(b)	Existing Indebtedness
7.11	Financial Covenants
10.02	Agent’s Office, Certain Addresses for Notices
EXHIBITS

Form of
A	Revolving Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E	Guaranty Agreement
F	Guarantor	Pledge	Agreement
G	Guarantor	Security	Agreement
H-1	Assignment	and	Assumption
H-2	Administrative		Questionnaire

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
     This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of March 2, 2011, among FLOW INTERNATIONAL CORPORATION, a Washington corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.
Recitals
     WHEREAS, the Borrower, certain lenders, Agent, Swing Line Lender and L/C Issuer entered into that certain Amended and Restated Credit Agreement dated as of June 9, 2008 (the “2008 Credit Agreement”).
     WHEREAS, the Borrower, certain lenders, Agent, Swing Line Lender and L/C Issuer entered into that certain Second Amended and Restated Credit Agreement, dated as of June 10, 2009 (as amended prior to the Closing Date, the “2009 Credit Agreement”), including as amended by that certain First Amendment to 2009 Credit Agreement dated as of August 27, 2009 (the “First Amendment to 2009 Credit Agreement”).
     WHEREAS, Borrower, Bank of America, as Lender, and Bank of America, as Agent, Swing Line Lender and L/C Issuer, wish to make certain further modifications to, and to amend and restate in its entirety, the 2009 Credit Agreement as set forth in this Agreement with such modifications to be effective as of the Closing Date.
     WHEREAS, effective on the Closing Date immediately before the effectiveness of this Third Amended and Restated Credit Agreement, U.S. Bank National Association and Wells Fargo Bank, N.A. (each, an “Assignor”) will each assign to Bank of America, as Lender, all of such Assignor’s rights and obligations under the 2009 Credit Agreement Agreement.
     WHEREAS, upon giving effect to such assignments, Bank of America will become the sole Lender and Bank of America, in its capacity as as Agent, Swing Line Lender and L/C Issuer, will remain the Agent, Swing Line Lender and L/C Issuer and, consequently, the Assignors are not parties to this Agreement.
     WHEREAS, during any period when Bank of America is the sole Lender, the terms “Lender” and “Lenders” in this Agreement will refer solely to Bank of America as a Lender thereunder.
     In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
DEFINITIONS AND ACCOUNTING TERMS
Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

     “Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit H-2 or any other form approved by Agent.
     “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Agent” or “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
     “Agent’s Office” means Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Agent may from time to time notify Borrower and Lenders.
     “Aggregate Commitments” means the Commitments of all Lenders.
     “Agreement” means this Third Amended and Restated Credit Agreement.
     “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 0 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Senior Leverage Ratio as set forth in the most recent Compliance Certificate received by Agent pursuant to Section 6.02(b):

	Consolidated
Pricing Level	Senior Leverage Ratio	Commitment Fee	Eurodollar Rate +	Base Rate +	Letters of Credit
1	≥ 2.50	.30%	2.25%	.25%	2.25%
2	≥ 2.00 but < 2.50	.30%	2.00%	0%	2.00%
3	≥ 1.50 but < 2.00	.25%	1.75%	0%	1.75%
4	≥ 1.00 but < 1.50	.25%	1.50%	0%	1.50%
5	< 1.00	.20%	1.25%	0%	1.25%
     Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Senior Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, at the request of Required Lenders, Pricing Level 1 shall apply as of the first Business Day of the month following the date such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect as of the Closing Date shall be determined based on the Consolidated Senior Leverage Ratio in the certificate required under Section 4.01(a)(vii) as a condition precedent to the initial Credit Extension. Such Applicable Rate shall remain in effect until the first Business Day immediately following the delivery of the first Compliance Certificate required under Section 6.02(a). Thereafter, the Applicable Rate shall be increased or decreased as set forth above based on the successive Compliance Certificates or, as applicable, the Compliance Certificate due dates.
     Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger” means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 0), and accepted by Agent, in substantially the form of Exhibit H-1 or any other form approved by Agent.

     “Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.
     “Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended April 30, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
     “Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 0(a), and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 0.
     “Bank of America” means Bank of America, N.A. and its successors.
     “Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the sum of 1.00% plus the one-month Eurodollar Rate as of 11:00 a.m. London time on such day. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
     “Base Rate Revolving Loan” means a Revolving Loan that is a Base Rate Loan.
     “Borrower” has the meaning specified in the introductory paragraph hereto.
     “Borrower Materials” has the meaning specified in Section 0.
     “Borrower Pledge Agreement” means the Second Amended and Restated Pledge Agreement in favor of Agent dated as of June 10, 2009 made by the Borrower.
     “Borrower Security Agreement” means the Second Amended and Restated Security Agreement in favor of Agent dated as of June 10, 2009 made by the Borrower.
     “Borrowing” means a Revolving Borrowing or a Swing Line Borrowing, as the context may require.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.
     “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or the Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Change of Control” means,
          (a) with respect to Borrower, an event or series of events by which:
     (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 25% or more of the Equity Interests of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
     (ii) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (B) and clause (C), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or
     (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Borrower, or control over the Equity Interests of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such Person(s) or group has the right to acquire pursuant to any option right) representing 25% or more of the combined voting power of such Equity Interests;
          (b) with respect to each Guarantor, an event or series of events by which Borrower ceases to directly or indirectly own and control all of the Equity Interests of such Guarantor.
     “Closing Date” means the first date all the conditions precedent in Section 0 are satisfied or waived in accordance with Section 0.
     “Code” means the Internal Revenue Code of 1986.
     “Collateral” shall mean any and all assets and rights and interests in or to property of Borrower and each of the other Loan Parties, whether real or personal, tangible or intangible, in which a Lien is granted or purported to be granted pursuant to the Collateral Documents.
     “Collateral Documents” means, collectively, the Borrower Security Agreement, any Guarantor Security Agreement, the Borrower Pledge Agreement, any Guarantor Pledge Agreement, the Control Agreements, and all agreements, instruments and documents now or hereafter executed and delivered in connection with this Agreement, including without limitation the Indiana Mortgage, pursuant to which Liens are granted or purported to be granted to Agent in Collateral securing all or part of the Obligations each in form and substance satisfactory to Agent.
     “Commitment” means, as to each Lender, its obligation to (a) make Revolving Loans to Borrower pursuant to Section 0, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name in Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Compliance Certificate” means a certificate substantially in the form of Exhibit D.

     “Consolidated Adjusted EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) depreciation and amortization expense of the Borrower and its Subsidiaries, and (iv) other non-cash expenses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period.
     “Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of Consolidated Adjusted EBITDA minus the sum of cash taxes paid or incurred by Borrower and it Subsidiaries for the measurement period applicable to determining Consolidated Adjusted EBITDA as of such date of determinaton minus Maintenance Capital Expenditures to (b) the sum of Consolidated Interest Charges (except (A) non-cash payment-in-kind or non-cash deferred interest pursuant to OMAX Subordinated Debt but, in each case, only so long as the OMAX Subordinated Debt is long-term debt, and (B) financing costs deferred prior to the Closing Date) plus the current portion of long-term debt (other than long-term debt under (i) this Agreement, (ii) the OMAX Subordinated Debt), (iii) the credit facility for working capital purposes between Flow Asia Corporation and First Commerce Bank, and (iv) the credit facility for working capital purposes between Flow Asia Corporation and Mega International Commercial Bank).
     “Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Borrower or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.
     “Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

     “Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries for that period.
     “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Consolidated Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) an amount equal to the Consolidated Funded Indebtedness as of such date less the amount of the OMAX Subordinated Debt as of such date but only so long as the OMAX Subordinated Debt is long-term debt to (b) an amount equal to Consolidated Adjusted EBITDA for the period of the four fiscal quarters most recently ended.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Control Agreements” means (i) the Second Amended and Restated Control Agreements dated as of June 10, 2009 among Borrower, Agent and Bank of America, as depository bank; (ii) the Second Amended and Restated Control Agreements dated as of June 10, 2009 among Borrower, Agent and U.S. Bank National Association, as depository bank; (iii) the Second Amended and Restated Control Agreements dated as of June 10, 2009 among Borrower, Agent and Wells Fargo Bank, N.A., as depository bank; and (iv) such other control agreements (if any) related to other deposit accounts as Borrower may be required to deliver to Agent from time to time under the terms of the Loan Documents.
     “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
     “Default Rate” means (a) when used with respect to Obligations other than L/C Fees an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to L/C Fees, a rate equal to the Applicable Rate plus 2% per annum.
     “Defaulting Lender” means, subject to Section 2.14, any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of in respect of Letters of Credit or

Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
     “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Dollar” and “$” mean lawful money of the United States.
     “Domestic Material Subsidiary” means any Domestic Subsidiary that is not an Immaterial Subsidiary.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 0(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 0(iii)).
     “Environmental Indemnity” means that certain Second Amended and Restated Environmental Indemnity Agreement dated as of June 10, 2009 between Borrower and Agent.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.
     “Eurodollar Base Rate” has the meaning specified in the definition of Eurodollar Rate.
     “Eurodollar Rate” means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 — Eurodollar Reserve Percentage
     Where,
     “Eurodollar Base Rate” means, for such Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Agent from time to time) at approximately 2:00 p.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 2:00 p.m. (London time) two London Banking Days prior to the commencement of such Interest Period.
     “Eurodollar Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurodollar funding (currently referred to as “eurodollar liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
     “Eurodollar Rate Loan” means each Revolving Loan that bears interest at a rate based on the Eurodollar Rate.
     “Event of Default” has the meaning specified in Section 0.
     “Excluded Taxes” means, with respect to Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Borrower is located, and (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii).
     “Existing Letters of Credit” means the letters of credit issued by Bank of America under the 2009 Credit Agreement, as specifically described in Schedule 2.03(a) attached hereto.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Agent.
     “Fee Letter” means any letter agreement for the payment of fees from time to time entered into after the Closing Date among the Borrower, Agent and the Arranger.
     “First Amendment to 2009 Credit Agreement” has the meaning specified in the Recitals hereof.
     “FRB” means the Board of Governors of the Federal Reserve System of the United States.
     “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
     “GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guarantor Pledge Agreement” means the Pledge Agreement in favor of Agent to be made by any Guarantors in substantially the form of Exhibit F-2, and to be entered into by additional Domestic Material Subsidiaries from time to time thereafter in accordance with this Agreement.
     “Guarantor Security Agreement” means the Security Agreement in favor of Agent to be made by any Guarantors in substantially the form of Exhibit G-2, and to be entered into by additional Domestic Material Subsidiaries from time to time thereafter in accordance with this Agreement.
     “Guarantors” means each Domestic Material Subsidiary (if any) from time to time a party to the Guaranty.
     “Guaranty” means the Guaranty Agreement in favor of Lenders, L/C Issuer and Agent to be made by any Guarantors that are Domestic Material Subsidiaries as of the Closing Date, in substantially the form of Exhibit E, and to be entered into by additional Domestic Material Subsidiaries from time to time thereafter in accordance with this Agreement.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Immaterial Subsidiary” means a Subsidiary that has assets or operations that are not material to the assets or operations of the Borrower, taken as a whole, except that a Subsidiary that had assets or operations that were not material to the assets or operations of the Borrower, taken as a whole, as of the date of this Agreement but has assets or operations that are material to the assets or operations of the Borrower, taken as a whole, at any time thereafter shall not be deemed an Immaterial Subsidiary from and after the date it has assets or operations that are material to the assets or operations of the Borrower, taken as a whole.
     “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

     (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
     (c) net obligations of such Person under any Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable became due);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) capital leases and Synthetic Lease Obligations;
     (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
     “Indemnified Taxes” means Taxes other than Excluded Taxes.
     “Indemnitees” has the meaning specified in Section 0.
     “Indiana Mortgage” means that certain Second Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing made by Borrower in favor of Agent dated of as of June 10, 2009 herewith securing certain real property of Borrower located in Clark County, Indiana.
     “Information” has the meaning specified in Section 0.
     “Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

     “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each January, April, July and October and the Maturity Date.
     “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice; provided that:
     (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (iii) no Interest Period shall extend beyond the Maturity Date.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “IP Rights” has the meaning specified in Section 0.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
     “Issuer Documents” means with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
     “L/C Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.
     “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing.
     “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
     “L/C Expiration Date” means the day that is thirty days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
     “L/C Fee” has the meaning specified in Section 0.
     “L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
     “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 0. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “L/C Sublimit” means an amount equal to $20,000,000. The L/C Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Agent.
     “Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

     “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
     “Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan or a Swing Line Loan.
     “Loan Documents” means this Agreement, each Note, each Issuer Document, any Fee Letter, each Collateral Document, the Environmental Indemnity, the Guaranty and the Subordination Agreement.
     “Loan Parties” means, collectively, Borrower and each Person (other than Agent, the L/C Issuer, any Swing Line Lender or any Lender) executing a Loan Document including, without limitation, each Guarantor and each Person executing a Collateral Document.
     “London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
     “Maintenance Capital Expenditures” means, for each fiscal quarter of Borrower, the amount of Five Hundred Thousand Dollars ($500,000).
     “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) an impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party if such impairment materially affects the ability of the Loan Parties, taken as a whole, fully and timely to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
     “Maturity Date” means March 2, 2014; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Note” means each promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.
     “Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and (b) all debts, liabilities, obligations, covenants and duties of the Borrower owing to any Lender or any

Affiliate of any Lender and arising under any Swap Contract permitted by Section 0, whether absolute or contingent, due or to become due, now existing or hereafter arising, and, in each case, including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “OMAX” means OMAX Corporation, a Washington corporation.
     “OMAX Subordinated Debt” means Indebtedness of the Borrower pursuant to that certain Unsecured Promissory Note in favor of OMAX dated August 16, 2009 in the principal amount of $4,000,000 and that certain Unsecured Promissory Note in favor of OMAX dated August 16, 2009 in the principal amount of $6,000,000, copies of which were attached to the 2009 Credit Agreement as Schedule 7.03(f).
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Outstanding Amount” means (i) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.
     “Participant” has the meaning specified in Section 0.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
     “Platform” has the meaning specified in Section 0.
     “Public Lender” has the meaning specified in Section 0.
     “Register” has the meaning specified in Section 0.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
     “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, (b) with respect to an L/C Credit Extension, an L/C Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
     “Required Lenders” means, as of any date of determination, Lenders having more than 66 2/3% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 0, Lenders holding in the aggregate more than 66 2/3% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Responsible Officer” means the chief executive officer, president, chief financial officer, secretary, treasurer, assistant treasurer or controller of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
     “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent Person thereof).
     “Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
     “Revolving Loan” has the meaning specified in Section 2.01.
     “Revolving Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Subordination Agreement” means the Subordination Agreement dated as of June 10, 2009 in favor of Administrative Agent and the Lenders by OMAX.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Borrower.
     “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap

Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
     “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
     “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
     “Swing Line Loan” has the meaning specified in Section 2.04(a).
     “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.
     “Swing Line Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.
     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Threshold Amount” means $1,000,000.
     “Total Outstandings” means the aggregate Outstanding Amount of all Revolving Loans and Swing Line Loans and all L/C Obligations.
     “2009 Credit Agreement” has the meaning specified in the Recitals.
     “Type” means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” and “U.S.” mean the United States of America.
     “Unreimbursed Amount” has the meaning specified in Section 0(i).

     Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
     Accounting Terms.
     Generally. All accounting terms (including, without limitation, “long-term debt”) not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
     Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
     Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Borrower and its Subsidiaries or to the determination of any amount for Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that Borrower is required to consolidate pursuant to FASB Interpretation No. 46 — Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.
     Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
     Letter of Credit Amounts. Unless otherwise specified herein the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
THE COMMITMENTS AND CREDIT EXTENSIONS
     Revolving Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each such loan, a “Revolving Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05(a), and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     Borrowings, Conversions and Continuations of Loans.
     Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to Agent, which may be given by telephone. Each such notice must be received by Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Revolving Loans, and (ii) on the requested date of any Borrowing of Base Rate Revolving Loans. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Revolving Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
     Following receipt of a Revolving Loan Notice, Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Revolving Loan available to Agent in immediately available funds at Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 0 (and, if such Borrowing is the initial Credit Extension, Section 0), Agent shall make all funds so received available to Borrower in like funds as received by Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Agent by Borrower; provided, however, that if, on the date the Revolving Loan Notice with respect to such Revolving Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing first, shall be applied, to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.
     Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
     The Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
     After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than six (6) Interest Periods in effect with respect to Revolving Loans.
     Letters of Credit.
     The Letter of Credit Commitment.
     Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 0, (1) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue Letters of Credit for the account of Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the L/C Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
     The L/C Issuer shall not issue any Letter of Credit, if:

     subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or
     the expiry date of such requested Letter of Credit would occur more than one year after the L/C Expiration Date, unless all the Lenders have approved such expiry date.
The L/C Issuer shall be under no obligation to issue any Letter of Credit if:
     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;
     the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;
     except as otherwise agreed by Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $25,000;
     such Letter of Credit is to be denominated in a currency other than Dollars; or
     any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion
     The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
     The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

     The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” or “Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.
     Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
     Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the L/C Issuer (with a copy to Agent) in the form of an L/C Application, appropriately completed and signed by a Responsible Officer of Borrower. Such L/C Application must be received by the L/C Issuer and Agent not later than 2:00 p.m. at least two Business Days (or such later date and time as Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, Borrower shall furnish to the L/C Issuer and Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Agent may require.
     Promptly after receipt of any L/C Application at the address set forth in Section 0 for receiving L/C Applications and related correspondence, the L/C Issuer will confirm with Agent (by telephone or in writing) that Agent has received a copy of such L/C Application from Borrower and, if not, the L/C Issuer will provide Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of

Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.
     If Borrower so requests in any applicable L/C Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than one year after the L/C Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 00 or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from Agent that the Required Lenders have elected not to permit such extension or (2) from Agent, any Lender or Borrower that one or more of the applicable conditions specified in Section 0 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.
     If the Borrower so requests in any applicable L/C Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits the L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), the L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from Agent that the Required Lenders have elected not to permit such reinstatement or (B) from Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing the L/C Issuer not to permit such reinstatement.
     Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and Agent a true and complete copy of such Letter of Credit or amendment.
     Drawings and Reimbursements; Funding of Participations.
     Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and Agent thereof. Not later than 2:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), Borrower shall reimburse the L/C Issuer through Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse the L/C Issuer by such time, Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Revolving Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 0 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 0 (other than the delivery of a Revolving Loan Notice). Any notice given by the L/C Issuer or Agent pursuant to this Section 00(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     Each Lender shall upon any notice pursuant to Section 00(i) make funds available to Agent for the account of the L/C Issuer at Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Agent, whereupon, subject to the provisions of Section 00(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to Borrower in such amount. Agent shall remit the funds so received to the L/C Issuer.
     With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Borrowing of Base Rate Loans because the conditions set forth in Section 0 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to Agent for the account of the L/C Issuer pursuant to Section 00(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 0.

     Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 00 to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.
     Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 00, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 00 is subject to the conditions set forth in Section 0 (other than delivery by Borrower of a Revolving Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
     If any Lender fails to make available to Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 00 by the time specified in Section 00(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
     Repayment of Participations.
     At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 00, if Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Agent), Agent will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by Agent.
     If any payment received by Agent for the account of the L/C Issuer pursuant to Section 00(i) is required to be returned under any of the circumstances described in Section 0 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
     any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
     any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.
Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will immediately notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.
     Role of L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not preclude Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 00; provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
     Cash Collateral. Upon the request of Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 0 set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Section 2.03, Section 2.05 and Section 8.02, “Cash Collateralize” means to pledge and deposit with or deliver to Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to Agent and the L/C Issuer (which documents are hereby consented to by Lenders). Derivatives of such term have corresponding meanings. Borrower hereby grants to Agent, for the benefit of the L/C Issuer and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.
     Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

     L/C Fees. Borrower shall pay to Agent for the account of each Lender in accordance with its Applicable Percentage an L/C fee (the “L/C Fee”) equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 0. L/C Fees shall be (i) due and payable on the first Business Day after the end of each January, April, July and October, commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all L/C Fees shall accrue at the Default Rate.
     Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. At any time when Bank of America is not the sole Lender, Borrower shall pay directly to the L/C Issuer for its own account a fronting fee equal to twelve and one-half basis points (0.125%), computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee (if any) shall be due and payable on the tenth Business Day after the end of each January, April, July and October, in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the L/C Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 0. In addition, Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
     Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
     Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
     Swing Line Loans.
     The Swing Line. Subject to the terms and conditions set forth herein, Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion to make loans (each such loan, a “Swing Line Loan”) to Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding

Amount of Revolving Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, and provided, further, that Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.
     Borrowing Procedures. Each Swing Line Borrowing shall be made upon Borrower’s irrevocable notice to Swing Line Lender and the Agent, which may be given by telephone. Each such notice must be received by Swing Line Lender and the Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to Swing Line Lender and the Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Promptly after receipt by Swing Line Lender of any telephonic Swing Line Loan Notice, Swing Line Lender will confirm with the Agent (by telephone or in writing) that the Agent has also received such Swing Line Loan Notice and, if not, Swing Line Lender will notify the Agent (by telephone or in writing) of the contents thereof. Unless Swing Line Lender has received notice (by telephone or in writing) from the Agent (including at the request of any Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to Borrower at its office by crediting the account of Borrower on the books of Swing Line Lender in immediately available funds.
     Refinancing of Swing Line Loans.
     Swing Line Lender at any time in its sole discretion may request, on behalf of Borrower (which hereby irrevocably authorizes Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Revolving Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the

Aggregate Commitments and the conditions set forth in Section 4.02. Swing Line Lender shall furnish Borrower with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Revolving Loan Notice available to the Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of Swing Line Lender at the Agent’s Office not later than 1:00 p.m. on the day specified in such Revolving Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Loan to Borrower in such amount. The Agent shall remit the funds so received to Swing Line Lender.
     If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Revolving Loans submitted by Swing Line Lender as set forth herein shall be deemed to be a request by Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Agent for the account of Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
     If any Lender fails to make available to the Agent for the account of Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), Swing Line Lender shall be entitled to recover from such Lender (acting through the Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of Swing Line Lender submitted to any Lender (through the Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
     Each Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swing Line Loans, together with interest as provided herein.

     Repayment of Participations.
     At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if Swing Line Lender receives any payment on account of such Swing Line Loan, Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by Swing Line Lender.
     If any payment received by Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by Swing Line Lender in its discretion), each Lender shall pay to Swing Line Lender its Applicable Percentage thereof on demand of the Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Agent will make such demand upon the request of Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     Interest for Account of Swing Line Lender. Swing Line Lender shall be responsible for invoicing Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Revolving Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of Swing Line Lender.
     Payments Directly to Swing Line Lender. Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to Swing Line Lender.
     Prepayments.
     The Borrower may, upon notice to the Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Revolving Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof; and (iii) any prepayment of Base Rate Revolving Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify (i) the date and amount of such prepayment and (ii) the Type(s) of Revolving Loans to be prepaid and (iii) if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 0. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Applicable Percentages.

     The Borrower may, upon notice to the Swing Line Lender (with a copy to Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
     If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrower shall immediately prepay Revolving Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05 unless after the prepayment in full of the Revolving Loans the Total Outstandings exceed the Aggregate Commitments then in effect.
     Termination or Reduction of Commitments. Borrower may, upon notice to Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the L/C Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.
     Repayment of Loans.
     Borrower shall repay to Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.
     The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.
     Interest.
     Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
     (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (ii) If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (iii) Upon the request of the Required Lenders, while any Event of Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
     (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
     Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     Fees. In addition to certain fees described in subsections (i) and (j) of Section 0:
     Commitment Fee. Borrower shall pay to Agent for the account of each Lender in accordance with its Applicable Percentage of the Aggregate Commitments, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each January, April, July and October, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of computing the commitment fee, Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments.
     Other Fees. Borrower shall pay to Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified, Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.
     All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 0, bear interest for one day. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Senior Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Senior Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII. The Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.
     Evidence of Debt.
     The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Agent in the ordinary course of business. The accounts or records maintained by Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Agent in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error. Upon the request of any Lender made through Agent, Borrower shall execute and deliver to such Lender (through Agent) a Note, with appropriate insertions, payable to the order of such Lender, and in the face amount of such Lender’s Commitment, which shall evidence such Lender’s Revolving Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
     In addition to the accounts and records referred to in subsection (a), each Lender and Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Agent shall control in the absence of manifest error.
     Payments Generally; Agent’s Clawback.
     (i) General. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Agent, for the account of the respective Lenders to which such payment is owed, at the Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
     (ii) On each date when the payment of any principal, interest or fees are due hereunder or under any Note, Borrower agrees to maintain on deposit in an ordinary checking account maintained by Borrower with Agent (as such account shall be designated by Borrower in a written notice to Agent from time to time, the “Borrower Account”) an amount sufficient to pay such principal, interest or fees in full on such date. Borrower hereby authorizes Agent (A) to deduct automatically all principal, interest or fees when due hereunder or under any Note from the Borrower Account, and (B) if and to the extent any payment of principal, interest or fees under this Agreement or any Note is not made when due to deduct any such amount from any or all of the accounts of Borrower maintained at Agent. Agent agrees to provide written notice to Borrower of any automatic deduction made pursuant to this Section 00(ii) showing in reasonable detail the amounts of such deduction. Lenders agree to reimburse Borrower based on their Applicable Percentage for any amounts deducted from such accounts in excess of amount due hereunder and under any other Loan Documents.
     (i) Funding by Lenders; Presumption by Agent. Unless the Agent shall have received notice from a Lender prior to the proposed date of any Revolving Borrowing of Eurodollar Rate Loans (or, in the case of a Revolving Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Revolving Borrowing) that such Lender will not make available to the Agent such Lender’s share of such Revolving Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with Section 0 (or, in the case of a Revolving Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 0) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Revolving Borrowing available to Agent, then the applicable Lender and Borrower severally agree to pay to Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Agent in connection with the foregoing and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Agent for the same or an overlapping period, Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Revolving Borrowing to Agent, then the amount so paid shall constitute such Lender’s Revolving Loan included in such Revolving Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Agent.
     (ii) Payments by Borrower; Presumptions by Agent. Unless Agent shall have received notice from Borrower prior to the date on which any payment is due to Agent for the account of the Lenders or the L/C Issuer hereunder that Borrower will not make such payment, Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of Lenders or the L/C Issuer, as the case may be, severally agrees to repay to Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. A notice of Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
     Failure to Satisfy Conditions Precedent. If any Lender makes available to Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
     Obligations of Lenders Several. The obligations of Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 0 are several and not joint. The failure of any Lender to make any Revolving Loan, to fund any such participation or to make any payment under Section 0 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan, to purchase its participation or to make its payment under Section 0.
     Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Revolving Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Revolving Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Agent of such fact, and (b) purchase (for cash at face value) participations in the Revolving Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and other amounts owing them, provided that:
     if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
     Cash Collateral.
     Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
     Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the

Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
     Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.04, 2.05, 2.15 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
     Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.14 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
     Defaulting Lenders.
     (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
     Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.
     Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting

Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
     Certain Fees. That Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
     Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Loans of that Lender.
     (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.15(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
TAXES, YIELD PROTECTION AND ILLEGALITY
     Taxes.
     Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
     Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require Borrower or Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by Borrower or Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
     If Borrower or Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) Agent shall withhold or make such deductions as are determined by Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

     Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
     Tax Indemnifications.
     Without limiting the provisions of subsection (a) or (b) above, Borrower shall, and does hereby, indemnify Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by Borrower or Agent or paid by Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Borrower shall also, and does hereby, indemnify Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to Borrower by a Lender or the L/C Issuer (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.
     Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify Borrower and Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for Borrower or Agent) incurred by or asserted against Borrower or Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to Borrower or Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.
     Evidence of Payments. Upon request by Borrower or Agent, as the case may be, after any payment of Taxes by Borrower or by Agent to a Governmental Authority as provided in this Section 3.01, Borrower shall deliver to Agent or Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Agent, as the case may be.
     Status of Lenders; Tax Documentation.

     Each Lender shall deliver to Borrower and to Agent, at the time or times prescribed by applicable Laws or when reasonably requested by Borrower or Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower or Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
     Without limiting the generality of the foregoing, if Borrower is resident for tax purposes in the United States, any Lender shall deliver to Borrower and Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by Borrower or Agent as will enable Borrower or Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
     Each Lender shall promptly (A) notify Borrower and Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that Borrower or Agent make any withholding or deduction for taxes from amounts payable to such Lender.
     Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Agent, such Lender or the L/C Issuer in the event Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

     Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Revolving Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 0 in accordance with the terms thereof due to such prepayment or conversion.
     Inability to Determine Rates. If Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Loans shall be suspended until Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Revolving Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein.
     Increased Costs.
     Increased Costs Generally. If any Change in Law shall:
     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;
     subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 0 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

     impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
     Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.
     Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
     Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

     Compensation for Losses. Upon demand of any Lender (with a copy to Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or
     any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by Borrower to Lenders under this Section 0, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
     Mitigation Obligations; Replacement of Lenders.
     If any Lender requests compensation under Section 0, or Borrower is required to pay any additional amount to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 0, or if any Lender gives a notice pursuant to Section 0, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 0 or 0, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 0, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.
     Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.
     Survival. All of Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, and the resignation of the Agent.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
     Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
     Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Agent and each of the Lenders:
     executed counterparts of this Agreement, all Collateral Documents and the Guaranty, sufficient in number for distribution to Agent, each Lender and Borrower;
     the assignments referred to in the Recitals of this Agreement executed by U.S. Bank National Association and Wells Fargo Bank, N.A;
     the Notes executed by Borrower in favor of each Lender requesting Notes;
     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
     such documents and certifications as Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
     if requested by Agent, a favorable opinion of counsel to the Loan Parties, acceptable to Agent, addressed to Agent and each Lender, as to the matters set forth concerning the Loan Parties and the Loan Documents in form and substance satisfactory to Agent;
     if requested by Agent, a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
     if requested by Agent, a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 0 (a) and (b) have been satisfied, and (B) that there has been no event or circumstance, since the date of the most recent financial statements of the Borrower and its Subsidiaries filed with the SEC, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) that the calculation of the Consolidated Senior Leverage Ratio based on the financial statements of the Borrower and its Subsidiaries most recently provided to Administrative Agent pursuant to the 2009 Credit Agreement is true and correct;
     if requested by Agent, evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;
     such other assurances, certificates, documents, consents or opinions as Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.
     Any fees required to be paid on or before the Closing Date shall have been paid.
     Unless waived by Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Agent (directly to such counsel if requested by Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Agent).
     Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 0, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
     The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 0, the representations and warranties contained in subsections (a) and (b) of Section 0 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 0.
     No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
     Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

     Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Agent or the Required Lenders reasonably may require.
Each Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 0 (a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
REPRESENTATIONS AND WARRANTIES
     Borrower represents and warrants to Agent and the Lenders that:
     Existence, Qualification and Power. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
     Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.
     Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

     Financial Statements; No Material Adverse Effect.
     The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.
     The unaudited consolidated and consolidating balance sheets of the Borrower and its Subsidiaries most recently filed with the SEC, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
     Since the date of Borrower’s most recent financial statements filed with the SEC prior to the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     The consolidated and consolidating forecasted balance sheet and statements of income and cash flows of the Borrower and its Subsidiaries delivered pursuant to Section 0 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s best estimate of its future financial condition and performance.
     Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Loan Party or any Subsidiary thereof, of the matters described on Schedule 5.06.
     No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

     Ownership of Property; Liens. Each of Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 0.
     Environmental Compliance. Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Insurance. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable Subsidiary operates.
     Taxes. Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.
     ERISA Compliance.
     Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
     There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
     (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
     Subsidiaries; Equity Interests. As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens. The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable.
     Margin Regulations; Investment Company Act.
     Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.
     None of Borrower, any Person Controlling Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     Disclosure. Borrower has disclosed to Agent and Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
     Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     Taxpayer Identification Number. Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.
     Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     Rights in Collateral; Priority of Liens. Borrower and each other Loan Party own the property granted by it as Collateral under the Collateral Documents, free and clear of any and all Liens in favor of third parties. The Liens granted pursuant to the Collateral Documents constitute valid and enforceable first, prior and perfected Liens on the Collateral in favor of Agent, for the ratable benefit of Agent and Lenders.
AFFIRMATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall, and shall (except in the case of the covenants set forth in Sections 0, 0, and 0) cause each Domestic Material Subsidiary to:
     Financial Statements. Deliver to Agent a sufficient number of copies for delivery by Agent to each Lender, in form and detail satisfactory to Agent and the Required Lenders:

     as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries; and
     as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, the related consolidated and consolidating statements of income or operations for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, and the related consolidated and consolidating statements of changes in shareholders’ equity, and cash flows for the portion of the Borrower’s fiscal year then ended, in each case, setting forth in each case in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and such consolidating statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries; and
     as soon as available, but in any event no later than 60 days after the end of each fiscal year of the Borrower, forecasts prepared by management of Borrower, in form satisfactory to Agent and the Required Lenders, of consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).
     Certificates; Other Information. Deliver to Agent a sufficient number of copies for delivery by Agent to each Lender, in form and detail satisfactory to Agent and the Required Lenders:
     concurrently with the delivery of the financial statements referred to in Sections 0(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
     promptly after any request by Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;
     promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Agent pursuant hereto;
     promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 0 or any other clause of this Section 0;
     promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and
     promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as Agent or any Lender may from time to time reasonably request.
     Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that has not received an electronic copy from the Administrative Agent and requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) Agent and/or Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 0); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform that is not designated “Public Side Information.”
     Notices. Promptly notify Agent and each Lender:
     of the occurrence of any Default;
     of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Borrower or any Domestic Material Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower or any Domestic Material Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower or any Domestic Material Subsidiary, including pursuant to any applicable Environmental Laws;
     of the occurrence of any ERISA Event; and
     of any material change in accounting policies or financial reporting practices by the Borrower or any Domestic Material Subsidiary, including any determination by the Borrower referred to in Section 2.10(b).
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 00 shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

     Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
     Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 0 or 0; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
     Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
     Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to Agent of termination, lapse or cancellation of such insurance.
     Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Subsidiary, as the case may be. Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as Agent or any Lender shall reasonably require.

     Inspection Rights. Permit representatives and independent contractors of Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, that when an Event of Default exists Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the reasonable expense of Borrower at any time during normal business hours and without advance notice.
     Use of Proceeds. Use the proceeds of the Credit Extensions for working capital, capital expenditures and other general corporate purposes (including, without limitation, repayment of the OMAX Subordinated Debt), in each case not in contravention of any Law or of any Loan Document.
     Additional Guarantors. Notify Agent at the time that any Person becomes a Domestic Material Subsidiary, and promptly thereafter (and in any event within 30 days), cause such Person to (a) become a Guarantor by executing and delivering to Agent (i) the Guaranty or a supplement to the Guaranty in the form attached thereto, as applicable, or such other document as Agent shall deem appropriate for such purpose, (ii) the Guarantor Security Agreement or a supplement to the Guarantor Security Agreement in the form attached thereto, as applicable, or such other document as Agent shall deem appropriate for such purpose, and (iii) the Guarantor Pledge Agreement or a supplement to the Guarantor Pledge Agreement in the form attached thereto, as applicable, or such other document as Agent shall deem appropriate for such purpose, and (b) deliver to Agent documents of the types referred to in clauses (iii) and (iv) of Section 0 and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to Agent.
     Collateral Records. To execute and deliver promptly, and to cause each other Loan Party to execute and deliver promptly, to Agent, from time to time, solely for Agent’s convenience in maintaining a record of the Collateral, such written statements and schedules as Agent may reasonably require designating, identifying or describing the Collateral. The failure by Borrower or any other Loan Party, however, to promptly give Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Liens on the Collateral granted pursuant to the Collateral Documents.
     Security Interests. To, and to cause each other Loan Party to, (a) defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein, (b) comply with the requirements of all state and federal laws in order to grant to Agent and Lenders valid and perfected first priority security interests in the Collateral, with perfection, in the case of any investment property, deposit account or letter of credit, being effected by giving Agent control of such investment property or deposit account or letter of credit, rather than by the filing of a Uniform Commercial Code (“UCC”) financing statement with respect to such investment property, and (c) do whatever Agent may reasonably request, from time to time, to effect the purposes of this Agreement and the other Loan Documents, including filing notices of liens, UCC financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with Agent’s representatives; keeping stock records; if expressly requested by Agent, making commercially reasonable efforts to obtain waivers from landlords and mortgagees and from warehousemen and their landlords and mortgages; and, paying claims which might, if unpaid, become a Lien on the Collateral. Agent is hereby authorized by Borrower to file any UCC financing statements covering the Collateral whether or not Borrower’s signatures appear thereon.
     Post-Closing Modification of Indiana Mortgage. Within 30 days after the Closing Date, Borrower shall: (i) execute and deliver to Agent a modification to the Indiana Mortgage to reflect (A) the reduction in the amount of the obligations secured thereby and the extension of the Maturity Date effected by this Agreement on the Closing Date, (B) the release from the lien of the Indiana Mortgage of a portion of the real property collateral agreed to in writing by Agent in its discretion, and (C) such other matters as may be agreed to by Borrower and Agent; and (ii) cause to be delivered to Agent, at Borrower’s expense, such endorsements as Agent may reasonably require to the ALTA extended coverage lender’s title insurance policy currently insuring the lien of the Indiana Mortgage. Such endorsements shall (A) confirm that such title insurance policy will continue to insure the lien of the Indiana Mortgage after giving effect to such modification; (B) insure that the enforceability, perfection and priority of such lien and Agent’s rights and remedies with respect to the Indiana Mortgage are not adversely affected by such modification; and (C) otherwise be in form and substance acceptable to Agent.
NEGATIVE COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall not, nor shall it permit any Domestic Material Subsidiary to, directly or indirectly:
     Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
     Liens pursuant to any Loan Document;
     Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 0, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 0;
     Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
     carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

     pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
     deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     Liens securing judgments for the payment of money not constituting an Event of Default under Section 0; and
     Liens securing Indebtedness permitted under Section 0; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition.
     Investments. Make any Investments, except:
     Investments held by Borrower or such Subsidiary in the form of cash equivalents or short-term marketable debt securities;
     advances to officers, directors and employees of Borrower and Subsidiaries in an aggregate amount not to exceed $250,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
     Investments of Borrower in any wholly-owned Subsidiary and Investments of any wholly-owned Subsidiary in Borrower or in another wholly-owned Subsidiary;
     Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
     Guarantees to the extent permitted by Section 0;
     Acquisitions by Borrower of another Person (including by way of merger with such Person where Borrower is the surviving entity), business or property to the extent that Borrower’s expenditures in respect of such acquisitions do not, between the Closing Date and the Maturity Date, exceed $10,000,000 in the aggregate (either paid or incurred); provided, that such $10,000,000 limit shall not apply to acquisitions in which the consideration paid by Borrower is solely in the form of Borrower’s capital stock; and provided further, that Borrower may not enter into any acquisitions of any kind or in any amount under this paragraph (f) if (i) a Default or Event of Default shall then exist or would exist after giving effect to such acquisition, or (ii) the

Consolidated Senior Leverage Ratio would be greater than 2.5:1 after giving effect to such acquisition;
     Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
     Indebtedness under the Loan Documents;
     Indebtedness outstanding on the date hereof and listed on Schedule 7.03(b) and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;
     Guarantees of Borrower or any Subsidiary in respect of Indebtedness otherwise permitted hereunder of Borrower or any wholly-owned Subsidiary;
     obligations (contingent or otherwise) of Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;
     Indebtedness in respect of purchase money obligations for fixed or capital assets (including those in the form of capital leases and Synthetic Lease Obligations) within the limitations set forth in Section 0; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,000; and
     OMAX Subordinated Debt.
     Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
     any Subsidiary may merge with (i) Borrower, provided that Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, and, provided further that if a Guarantor is merging with another Subsidiary, the Guarantor shall be the surviving Person;
     any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must either be Borrower or a wholly-owned Subsidiary and, provided further that if the transferor of such assets is a Guarantor, the transferee must either be Borrower or a Guarantor; and
     Borrower may merge with another Person if (i) such merger is a permitted Investment under Section 7.02(f) above and (ii) Borrower is the surviving entity in such merger.
     Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
     Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
     Dispositions of inventory in the ordinary course of business;
     Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
     Dispositions of property by any Subsidiary to Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be Borrower or a Guarantor;
     Dispositions permitted by Section 0;
     non-exclusive licenses of IP Rights in the ordinary course of business and substantially consistent with past practice for terms not exceeding five years;
     (g) Dispositions of the shares or assets of Immaterial Subsidiaries; and
     (h) Dispositions of the shares or assets of Subsidiaries listed on Schedule 7.05, provided, however, that any Disposition pursuant to clauses (a) through (f) shall be for fair market value.
     Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests (other than sales of common stock of the Borrower), except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
     each Subsidiary may make Restricted Payments to Borrower, Guarantors and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

     Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;
     Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests; and
     In addition to the Restricted Payments permitted under clauses (a), (b) and (c) above, between the Closing Date and the Maturity Date, Borrower and Subsidiaries collectively may make Restricted Payments in an aggregate amount of up to $10,000,000.
     Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto.
     Transactions With Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among Borrower and any Guarantor or between and among Guarantors.
     Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to Borrower or any Guarantor or to otherwise transfer property to Borrower or any Guarantor, (ii) of any Subsidiary to Guarantee the Indebtedness of Borrower or (iii) of Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 0 solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
     Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
     Financial Covenants. Fail to comply with any of the financial covenants set forth on Schedule 7.11.
EVENTS OF DEFAULT AND REMEDIES
     Events of Default. Any of the following shall constitute an Event of Default:

     Non-Payment. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
     Specific Covenants. Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 0, 0, 0, 0, 0, 0, 0, 6.13,6.14,7.01 (other than with respect to involuntary liens), 7.02, 7.03, 7.04, 7.05, 7.06, 7.07, 7.10 or 7.11, or any Guarantor fails to perform or observe any term, covenant or agreement contained in Section 2 of the Guaranty; or
     Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days or any default or event of default occurs under any other Loan Document; or
     Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or
     Cross-Default. (i) The Borrower or any Domestic Material Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which Borrower or any Domestic Material Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Domestic Material Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Domestic Material Subsidiary as a result thereof is greater than the Threshold Amount; or
     Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
     Inability to Pay Debts; Attachment. (i) The Borrower or any Domestic Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
     Judgments. There is entered against the Borrower or any Domestic Material Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
     ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
     Invalidity of Loan Documents. Any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or
     Change of Control. There occurs any Change of Control with respect to the Borrower or any Guarantor; or
     Material Adverse Effect. There occurs any event or circumstance that has a Material Adverse Effect and such Material Adverse Effect is not removed or corrected within 30 days after the Borrower has written notice thereof from Agent.

     Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
     declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;
     require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
     exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Agent or any Lender.
     Application of Funds. After the exercise of remedies provided for in Section 0 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 0), any amounts received on account of the Obligations shall be applied by Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Agent (including fees and time charges for attorneys who may be employees of Agent) and amounts payable under Article III) payable to Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and L/C Fees) payable to Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting (i) accrued and unpaid L/C Fees and interest on the Loans, L/C Borrowings and other Obligations and (ii) fees, premiums and scheduled periodic payments due under any Swap Contract between the Borrower and any Lender or any Affiliate of any Lender permitted by Section 0 and any interest accrued thereon, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting (i) unpaid principal of the Loans and L/C Borrowings and (ii) breakage, termination or other payments due under any Swap Contract between the Borrower and any Lender or any Affiliate of any Lender permitted by Section 0 and any interest accrued thereon, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.
Subject to Section 0, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
ADMINISTRATIVE AGENT
     Appointment and Authorization of Administrative Agent.
     Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Agent, the Lenders and the L/C Issuer, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
     Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the L/C Issuer hereby irrevocably appoints and authorizes Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by Agent pursuant to Section 0 or otherwise for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents as if set forth in full herein with respect thereto.
     Rights as a Lender. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Agent hereunder and without any duty to account therefor to Lenders.
     Exculpatory Provisions. Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent:
     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Law; and
     shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity.
     Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 0 and 0) or (ii) in the absence of its own gross negligence or willful misconduct. Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to Agent by Borrower, a Lender or the L/C Issuer. Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent.
     Reliance by Administrative Agent. Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Delegation of Duties. Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by Agent. Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
     Resignation of Agent. Agent may at any time give notice of its resignation to Lenders, the L/C Issuer and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of Lenders and the L/C Issuer, appoint a successor Agent meeting the qualifications set forth above; provided that if Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 0 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

     Any resignation by Bank of America as Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
     Non-Reliance on Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Book Managers or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Agent, a Lender or the L/C Issuer hereunder.
     Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise.
     to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, the L/C Issuer and Agent and their respective agents and counsel and all other amounts due Lenders, the L/C Issuer and Agent under Sections 0(i) and (j), 0 and 0) allowed in such judicial proceeding; and
     to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders and the L/C Issuer, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under Sections 0 and 0. Nothing contained herein shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or to authorize Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.
     Collateral and Guaranty Matters. The Lenders and the L/C Issuer irrevocably authorize Agent, at its option and in its discretion, to release any Lien on any property granted to or held by Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;
     to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and
     to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.
Upon request by Agent at any time, the Required Lenders will confirm in writing Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.
MISCELLANEOUS
     Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
     waive any condition set forth in Section 0 without the written consent of each Lender; provided, however, in the sole discretion of Agent, only a waiver by Agent shall be required with respect to immaterial matters or items specified in Section 0(iii) or (iv) with respect to which Borrower has given assurances satisfactory to Agent that such items shall be delivered promptly following the Closing Date;
     extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 0) without the written consent of such Lender;

     postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
     reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 0) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest or L/C Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
     change Section 0 or Section 0 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
     change any provision of this Section or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
     release any Guarantor from the Guaranty or release the Liens on all or substantially all of the Collateral in any transaction or series of related transactions except in accordance with the terms of any Loan Document, without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Lenders required above, affect the rights or duties of Agent under this Agreement or any other Loan Document; and (iii) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     Notices; Effectiveness; Electronic Communication.
     Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     if to Borrower, Agent the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
     Electronic Communications. Notices and other communications to Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT

OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH BORROWER MATERIALS OR THE PLATFORM. In no event shall Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     Change of Address, Etc. Each of Borrower, Agent the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower, Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify Agent from time to time to ensure that Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
     Reliance by Agent, L/C Issuer and Lenders. Agent, the L/C Issuer and Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Agent may be recorded by Agent, and each of the parties hereto hereby consents to such recording.
     No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
     Expenses; Indemnity; Damage Waiver.
     Costs and Expenses. Borrower shall pay (i) all reasonable out of pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
     Indemnification by Borrower. Borrower shall indemnify Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto,; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.
     Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 0.
     Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     Survival. The agreements in this Section shall survive the resignation of Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Agent, the L/C Issuer or any Lender, or Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     Successors and Assigns.
     Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Agent, the L/C Issuer and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     Minimum Amounts.
     in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than Five Million Dollars ($5,000,000) unless, in each case, each of Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
     Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;
     Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
     the consent of Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender or an Affiliate of a Lender or an Approved Fund;
     the consent of Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is of a Commitment to a Person that is not a Lender having the Commitment or an Affiliate of such Lender or an Approved Fund with respect to such Lender;

     the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
     the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.
     Assignment and Assumption. The parties to each assignment shall execute and deliver to Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Agent an Administrative Questionnaire.
     No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.
     Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 0, 0, 0, and 0 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
     Register. Agent, acting solely for this purpose as an agent of Borrower, shall maintain at Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrower, Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Agent, the L/C Issuer and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 0 that affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 0, 0 and 0 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 0 as though it were a Lender, provided such Participant agrees to be subject to Section 0 as though it were a Lender.
     Limitations Upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 0 or 0 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.
     Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Revolving Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
     Treatment of Certain Information; Confidentiality. Each of Agent, Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Agent, any Lender, the

L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower.
     For purposes of this Section, “Information” means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.
     Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or any such Affiliate, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify Borrower and Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 0, this Agreement shall become effective when it shall have been executed by Agent and when Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
     Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Agent and each Lender, regardless of any investigation made by Agent or any Lender or on their behalf and notwithstanding that Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
     Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     the Borrower shall have paid to Agent the assignment fee specified in Section 10.06(b);
     such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
     in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     Governing Law; Jurisdiction; Etc.
     GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON.
     SUBMISSION TO JURISDICTION. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF WASHINGTON SITTING IN KING COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF WASHINGTON, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH WASHINGTON STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
     WAIVER OF VENUE. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE

FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
     SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 0. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
     Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by Agent and Arranger are arm’s-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Agent and Arranger, on the other hand, (B) each of Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) Agent and Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither Agent nor Arranger has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Agent and Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither Agent nor Arranger has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and the other Loan Parties hereby waives and releases any claims that it may have against Agent and Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
     Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
     USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Agent, as applicable, to identify Borrower in accordance with the Act. Borrower shall, promptly following a request by Agent or any Lender, provide all documentation and other information that Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
     Time of the Essence. Time is of the essence of the Loan Documents.
     Amendment and Restatement; Reaffirmation of Loan Documents.
     (a) To the extent this Agreement contains provisions that are the same as in the 2009 Credit Agreement, those provisions shall be deemed restated in this Agreement. To the extent this Agreement contains provisions different than those is the 2009 Credit Agreement, the 2009 Credit Agreement shall be deemed amended by this Agreement. The Parties note, however, that as provided in Schedule 7.11 hereof, the financial covenants that are tested as of January 31, 2011 shall be those set forth in Schedule 7.11 of the 2009 Credit Agreement and shall be measured as set forth in the 2009 Credit Agreement.
     (b) In addition to the Loan Documents executed and delivered as of the Closing Date, without implying that such reaffirmation is required, the Borrower hereby reaffirms that: (i) the Collateral Documents, the Environmental Indemnity and the Subordination Agreement are in full force and effect, including all of the Borrower’s obligations and liabilities thereunder, and (ii) references therein to the “Credit Agreement” shall mean this Agreement as amended, modified or supplemented from time to time hereafter.
     Oral Agreements Not Enforceable. ORAL AGREEMENTS AND ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     10.22 Reservation of Rights. The Borrower acknowledges and agrees that the execution and delivery by the Lender, the Agent, the L/C Issuer and the Swing Line Lender of this Agreement shall not be deemed to create a course of dealing or otherwise obligate the Lender, the Agent, the L/C Issuer or the Swing Line Lender to forbear or execute similar amendments under the same or similar circumstances in the future.
     10.23 Waiver of Assignment Fee. The Agent hereby agrees that no processing and recordation fee will be owing under Section 10.6(b)(iv) in connection with the assignments by the Assignors referred to in the Recitals.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FLOW INTERNATIONAL CORPORATION
By:	/s/ Allen M. Hsien
	Name:	Allen M. Hsien
Title:

BANK OF AMERICA, N.A., as Agent
By:	/s/ Sarah Hill
	Name:	Sarah Hill
Title:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Sarah Hill
	Name:	Sarah Hill
Title:

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage

Bank of America, N.A.	$25,000,000.00	100%

SCHEDULE 2.03(a)
EXISTING LETTERS OF CREDIT

Letter of Credit No.	Beneficiary	Amount	Expiration Date
3115731	Bank of America (Beijing)/ Harbin	$983,896.00	04/18/2011
3115804	Bank of America (New Dehli)/ Punj Lloyd	38,006.40	05/30/2012

SCHEDULE 5.06
LITIGATION
1.	Crucible Incident (June 29, 2002)
Flow Autoclave Systems, Inc., Flow Pressure Systems, ABB Pressure Systems, Avure Technologies AB and Avure Technologies, Inc. v. Lumbermens Mutual Casualty and Kemper Insurance Co., and Lumbermens Mutual Casualty Company v. Flow International Corporation, Flow Autoclave Systems, Inc., Flow Pressure Systems, ABB Pressure Systems, Avure Technologies AB and Avure Technologies, Inc.,__Supreme Court of the State of New York, County of Onondaga, Index No. 2005-2126
2. Avure Claim.
     The Company has received a claim for indemnity from Avure Technologies under the September 2005 sale agreement for amounts, if any, that may become payable as a result of an ongoing tax audit of Avure’s Swedish subsidiary.

SCHEDULE 5.13
SUBSIDIARIES AND OTHER EQUITY INVESTMENTS
Part (a). Subsidiaries.

		Jurisdiction
		of	Percentage
Name of Owner	Name of Subsidiary	Formation	Ownership
	Domestic Subsidiaries
Flow International Corporation	Caitra Technologies, Inc. (Inactive)	Washington	100%
	Foreign Subsidiaries
Flow International Corporation	Flow China (Flow Ultra High Pressure Waterjet Technology (Shanghai) Co., Ltd.)	People’s Republic of China	100%
Flow International Corporation	Flow Waterjet Hong Kong Limited	Hong Kong	100%
Flow International Corporation	Flow Korea Corporation (in liquidation)	Korea	100%
Flow International Corporation	Flow Asia Corporation	Republic of China, Taiwan	100%
Flow International Corporation	Flow Asia International Ltd.	Republic of Mauritius	1%
Flow Asia Corporation	Flow Asia International Ltd.	Republic of Mauritius	99%
Flow International Corporation	Flow Japan Corporation	Japan	100%
Flow International Corporation	Flow Europe GmbH	Germany	100%
Flow Europe GmbH	Flow Italia, S.r.l.	Italia	100%
Flow Europe GmbH	Flow France Sarl	France	100%
Form of Loan Notice

Name of Owner	Name of Subsidiary	Jurisdiction of Formation	Percentage Ownership
Flow Europe GmbH	Flow U.K. Ltd.	United Kingdom	100%
Flow Europe GmbH	Flow Iberica Corte Con Aqua Alta Presion, S.L.	Spain	100%
Flow Europe GmbH	Flow Eastern Europe, s.r.o.	Czech Republic	100%
Flow International Corporation	Flow Latino Americana Industria e Comercio Ltda., dba Flow South America	Brazil	100%
Flow International Corporation	Flow Holding Limited	United Kingdom	100%
Flow Holding Limited	Flow Automation Systems ULC	BC, Canada	100%
Flow International Corporation	Flow Bangalore Waterjet Private Limited	India	1%
Flow Holding Limited	Flow Bangalore Waterjet Private Limited	India	99%
Flow International Corporation	Flow Holdings Sagl (Inactive)	Switzerland	100%
Part (b). Other Equity Investments.

Flow International Corporation	Dardi International Corporation	China	4.6%
Form of Loan Notice

SCHEDULE 7.01
EXISTING LIENS
Part (a). FLOW INTERNATIONAL CORPORATION

SECURED PARTY	FILE NUMBER AND DATE FILED	COLLATERAL DESCRIPTION

Bank of America, N.A. (by assignment from U.S. Bank of Washington, N.A. on 09-02-1998))	891840371 07-03-1989	Accounts, chattel paper, documents, instruments, general intangibles, leases, leasehold interests, inventory (including raw materials and stock in trade), equipment, machinery office equipment, fixtures, patents, trademarks, tradenames and service marks, now existing or hereafter arising, and all proceeds.

Jules & Associates, Inc.	20011030227	Leased equipment specifically identified on an Exhibit.
	04-13-2001

Minolta Business Solutions	200200459558	Leased equipment specifically identified on an Exhibit.
	12-12-2001

Bank of America, N.A.	200519554111	All Assets.
	07-11-2005

Banc of America Leasing &	200806631136	Leased equipment specifically identified on an Exhibit.
Capital, LLC (by	03-05-2008
assignment from Fidelity National Capital, Inc. on 03-14-2008)

Fidelity National	200823210338	Specifically identified equipment.
Capital, Inc.	08-19-2008

Fidelity National	200833059170	Specifically identified equipment.
Capital, Inc./Bank of	11-25-2008
America Leasing & Capital, LLC

Banc of America Leasing &	200907010007	Leased equipment referenced.
Capital, LLC (by	03-10-2009
assignment from Fidelity National Capital, Inc. on 05/02/2009)

Banc of America Leasing &	200924539314	Leased equipment referenced.
Capital, LLC (by	09-01-2009
assignment from Fidelity National Capital, Inc. on 09/09/2009)

Form of Loan Notice

SECURED PARTY	FILE NUMBER AND DATE FILED	COLLATERAL DESCRIPTION
NC Power Systems	201002886443	Specifically identified equipment.
	01/28/2010

Kuka Robotics Corporation	201025964968	Specifically identified equipment.
	09/16/2010

Kuka Robotics Corporation	201026986181	Specifically identified equipment.
	09/26/2010

The Archive Group, Inc. and Columbia State Bank	201027088761 09/27/2010	Specific leased Konica equipment identified in the collateral description by serial number.

Kuka Robotics Corporation	201030062512	Specifically identified equipment.
	10/27/2010

Kuka Robotics Corporation	201030783370	Specifically identified equipment.
	11/03/2010

Kuka Robotics Corporation	201101355710	Specifically identified equipment.
	01/13/2011
Form of Loan Notice

SCHEDULE 7.03(b)
EXISTING INDEBTEDNESS

		Amount
		as of January 31,
		2011
Name of Debtor	Name of Creditor	(in 000s)
Flow International Corporation	Office Ware	$17,156

Flow Japan Corporation	Honda and Toyota Financial Services	$9,623

Flow Latino Americana Industria e Comercio Ltda.	Aymore Financiamentos	$44,811
Form of Loan Notice

SCHEDULE 7.11
FINANCIAL COVENANTS
     So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall not, nor shall it permit any Domestic Material Subsidiary to, directly or indirectly:
     1. Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio, for the period of four fiscal quarters of Borrower ending as of the end of any fiscal quarter that ends on or after the Closing Date, to be greater than 2.75:1.
     2. Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, for any period of four fiscal quarters of the Borrower ending as of the end of the fiscal quarter that ends on or after the Closing Date, to be less than 1.75.
     The Parties acknowledge that Borrower has not yet submitted its financial statement and Compliance Certificate relating to the Borrower’s fiscal quarter ending January 31, 2011. Notwithstanding any other provision of the Agreement (including this Schedule 7.11), the form of Compliance Certificate attached to the 2009 Credit Agreement and those financial covenants set forth in Schedule 7.11 of the 2009 Credit Agreement that are tested as of the end of January 31, 2011 shall continue to apply and shall be measured as set forth in the 2009 Credit Agreement. Any non-compliance with such financial covenants shall be a breach, a Default and, if not curable or not cured, an Event of Default under this Agreement. For avoidance of doubt, the amendments effected through this Agreement on the Closing Date are not intended, and shall not be construed, as a waiver by Bank of America, in any of its capacities, of any such breach, Default or Event of Default or any rights or remedies arising therefrom.
Form of Loan Notice

SCHEDULE 10.02
AGENT’S OFFICE,
CERTAIN ADDRESSES FOR NOTICES
BORROWER:
Flow                                                                  International                                                                                   Corporation
23500                                                       64th                                                                                                            Avenue                                                      South
Kent, Washington 98032
Attention: Chief Financial Officer
Telephone: (253) 850-3500
Telecopier: (253) 813-3311
Electronic Mail: AHsieh@flowcorp.com
Copy to: General Counsel; jleness@flowcorp.com
Website Address: www.flowcorp.com
U.S. Taxpayer Identification Number: 91-1104842
ADMINISTRATIVE AGENT:
Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
2001 Clayton Road, 2nd Floor
Concord, CA 94520
Mail Code: CA4-702-02-25
Attention: Noelia Adina
Telephone: 925-675-8027
Facsimile: 888-211-4649
Electronic Mail: noelia.adina@bankofamerica.com
Account No.: 3750836479
Reference: Flow International Corporation
ABA# 026009593
(for payments):
Bank of America, N.A.
New York, NY
ABA No. 026009593
Account No: 3750836479
Account Name: Corporate FTA
Attn: Noelia Adina
Reference: Flow International Corporation
Form of Loan Notice

Other Notices as Administrative Agent:
Bank of America, N.A.
800 Fifth Avenue, Floor 17
Seattle, WA 98104
Mail Code: WA1-501-17-32
Attention: Ken Puro
Telelephone: 206-358-0138
Facsimile: 415-343-0559
Electronic Mail: Ken.Puro@Bankofamerica.com
L/C ISSUER:
Bank of America, N.A.
Trade Operations — Los Angeles #226521
1000 West Temple Street, Suite Level 7
Mail Code: CA9-705-07-05
Los Angeles, CA 90017-1466
Attention: Tai Lu
Telephone: 213-481-7840
Facsimile: 213-580-8442
SWING LINE LENDER:
Bank of America, N.A.
2001 Clayton Road, 2nd Floor
Concord, CA 94520
Mail Code: CA4-702-02-25
Attention: Noelia Adina
Telephone: 925-675-8027
Facsimile: 888-211-4649
Electronic Mail: noelia.adina@bankofamerica.com
Account No.: 3750836479
Reference: Flow International Corporation
ABA# 026009593
Form of Loan Notice

EXHIBIT A
FORM OF REVOLVING LOAN NOTICE
Date: ___________, _____
To: Bank of America, N.A., as Agent
Ladies and Gentlemen:
     Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of March 2, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among FLOW INTERNATIONAL CORPORATION, a Washington corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swing Line Lender.
     The undersigned hereby requests (select one):
     ☐ A Borrowing of Revolving Loans ☐ A conversion or continuation of Revolving Loans
1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .

[Type of Revolving Loan requested]

4.	For Eurodollar Rate Loans: with an Interest Period of months.
     The Revolving Borrowing, if any, requested herein complies with the proviso to the first sentence of Section 0 of the Agreement.

FLOW INTERNATIONAL CORPORATION
By:
Name:
Title:

Form of Loan Notice

B-1

EXHIBIT B
FORM OF SWING LINE LOAN NOTICE
     Date: ___________, _____
To: Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Agent
Ladies and Gentlemen:
     Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of March 2, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among FLOW INTERNATIONAL CORPORATION, a Washington corporation (the “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swing Line Lender.
     The undersigned hereby requests a Swing Line Loan:
1.	On (a Business Day).

2.	In the amount of $ .
     The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

FLOW INTERNATIONAL CORPORATION
By:
Name:
Title:

Form of Loan Notice

C-1

EXHIBIT C
FORM OF NOTE

$______________	_ _______________
     FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to _______________ or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to Borrower under that certain Third Amended and Restated Credit Agreement, dated as of March 2, 2011, (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swing Line Lender.
     Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to Agent for the account of the Lender in Dollars in immediately available funds at the Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid and reborrowed in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.
     Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON.
[Signature Page Follows]

     ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

FLOW INTERNATIONAL CORPORATION
By:
Name:
Title:

REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of Principal	Outstanding
			End of Interest	or Interest Paid	Principal Balance
Date	Type of Loan Made	Amount of Loan Made	Period	This Date	This Date	Notation Made By
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________
________	________	________	________	________	________	________

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: _________, ____
To: Bank of America, N.A., as Agent
Ladies and Gentlemen:
     Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of March 2, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among FLOW INTERNATIONAL CORPORATION, a Washington corporation (“Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, L/C Issuer and Swing Line Lender.
     The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the _______________ of Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to Agent on the behalf of Borrower, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
     1. Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
     1. Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
     2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Borrower during the accounting period covered by such financial statements.
     3. A review of the activities of Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned during such fiscal period, Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
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F-2-1

—or—
[to the best knowledge of the undersigned during such fiscal period, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
     4. The representations and warranties of Borrower contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
     5. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________, 20_.

FLOW INTERNATIONAL CORPORATION
By:
Name:
Title:

For the Quarter/Year ended __________________(“Statement Date”)
Form of Guarantor Pledge Agreement

F-2-2

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I. Section 1 of Schedule 7.11 — Consolidated Senior Leverage Ratio.
A.	Consolidated Funded Indebtedness at Statement Date:	$
B.	OMAX Subordinated Debt (if long-term) at Statement Date:	$
C.	Consolidated Adjusted EBITDA for four consecutive fiscal quarters ending on the above date (“Subject Period”) (Line III.A.7 below):	$
D.	Consolidated Senior Leverage Ratio ((Line I.A - Line 1.B) ÷ Line I.C):		to 1
Maximum permitted: See Schedule 7.11
II. Section 2 of Schedule 7.11 — Consolidated Fixed Charge Coverage Ratio.
A.	Consolidated Adjusted EBITDA for Subject Period:
1.	Consolidated Net Income for Subject Period:	$
2.	Consolidated Interest Charges for Subject Period:	$
3.	Provision for income taxes for Subject Period:	$
4.	Depreciation expenses for Subject Period:	$
5.	Amortization expenses for Subject Period:	$
6.	Non-recurring non-cash reductions of Consolidated Net Income for Subject Period:	$
7.	Consolidated Adjusted EBITDA (Lines II.A.1 + 2 + 3 + 4 + 5 + 6):	$
B.	Cash payments for taxes:	$
C.	Maintenance Capital Expenditures:	$
D.	Consolidated Interest Charges (except non-cash payment-in-kind or non-cash deferred interest pursuant to OMAX Subordinated Debt while it's long-term debt and deferred financing costs) for Subject Period:	$
E.	Current portion of other long term debt[1]:	$
F.	Consolidated Fixed Charge Coverage Ratio ((Line II.A.7 — Line II.B - Line II.C) ÷ (Line II.D + Line II.E) :	$
	Minimum required:		See Schedule 7.11

[1]	That is, long term debt other than long term debt under this Agreement, under the OMAX Subordinated Debt, under the credit facility for working capital purposes between Flow Asia Corporation and First Commerce Bank and under the credit facility for working capital purposes between Flow Asia Corporation and Mega International Commercial Bank.
Form of Guarantor Pledge Agreement

F-2-3

For the Quarter/Year ended __________________(“Statement Date”)
SCHEDULE 2
to the Compliance Certificate
($ in 000’s)
Consolidated Adjusted EBITDA
(in accordance with the definition of Consolidated Adjusted EBITDA as set forth in the Agreement)

Consolidated
Adjusted	Quarter	Quarter	Quarter	Quarter	Twelve Months
EBITDA	Ended	Ended	Ended	Ended	Ended
Consolidated Net Income

+ Consolidated Interest Charges

+ income taxes

+ depreciation expense

+ amortization expense

+ non-recurring non-cash expenses

= Consolidated Adjusted EBITDA
Form of Guarantor Pledge Agreement

F-2-4

EXHIBIT E
FORM OF GUARANTY AGREEMENT
GUARANTY AGREEMENT
     This GUARANTY AGREEMENT (“Guaranty”) is entered into as of ________, 20__, by [________________] (together with any additional guarantor becoming a party hereto as provided in Section 27 hereof, collectively, the “Guarantors”, and individually, a “Guarantor”), in favor of BANK OF AMERICA, N.A., a national banking association, (including any other lenders from time to time party to the Credit Agreement referred to below, collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders and their successors (in such capacity, and together with its successors as administrative agent for the Lenders, the “Agent”).
RECITALS
     A. Flow International Corporation, a Washington corporation (the “Borrower”) is a party to that certain Third Amended and Restated Credit Agreement dated as of March 2, 2011 by and among the Borrower, Lenders and Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Credit Agreement”).
     B. Each Guarantor is executing this Guaranty in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in consideration for the Lenders to make Loans and to continue Loans heretofore made and for the L/C Issuer to issue Letters of Credit under the Credit Agreement.
     C. Each Guarantor as a direct or indirect wholly-owned Subsidiary of the Borrower will derive substantial and direct benefits (which benefits are hereby acknowledged by each Guarantor) from the Loans and the Letters of Credit and other benefits to be provided to the Borrower under the Credit Agreement;
     NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders to make and continue Loans and the L/C Issuer to issue Letters of Credit under the Credit Agreement, each Guarantor hereby agrees as follows:
     1. Definitions; Interpretation.
     (a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty and not otherwise defined herein have the meanings specified in the Credit Agreement.
     (b) Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:
     “Bank of America” means Bank of America, N.A. and its successors and assigns.
Form of Guarantor Pledge Agreement

F-2-5

     “Guaranteed Obligations” is defined in Section 2 of this Guaranty.
     “Lender” has the meaning set forth in the preamble hereto, and all references to the “Lenders” or any “Lender” herein shall include the Swing Line Lender in its capacity as a Lender and as Swing Line Lender and the L/C Issuer in its capacity as a Lender and as L/C Issuer.
     “Loan Party” means the Borrower and any Guarantor.
     “Solvent” means, as to any Person at a particular time, if, at such time both (a) (i) the then fair saleable value of the property of such Person on a going concern basis is (A) greater than the total amount of liabilities (including contingent liabilities) of such Person as they mature in the ordinary course and (B) not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person’s capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability in the ordinary course.
     2. Guaranty. Subject to the provisions of Section 3 below, each Guarantor hereby irrevocably, absolutely and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the full and punctual payment or performance when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, and at all times thereafter, all of the following debts, liabilities and obligations (collectively, the “Guaranteed Obligations”): (i) all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under the Credit Agreement and each other Loan Document or otherwise with respect to any Loan or Letter of Credit; (ii) all debts, liabilities, obligations, covenants and duties of the Borrower or any of its Subsidiaries owing to any Lender or any Affiliate of any Lender and arising under any Swap Contract, including liabilities and obligations arising in connection with or as a result of early termination of any such Swap Contract; (iii) all indebtedness, liabilities and obligations of Borrower to Bank of America or any Affiliate of Bank of America now or hereafter existing, whether joint or several, direct or indirect, absolute or contingent or due or to become due, arising under or in connection with any agreement (including all schedules thereto, confirmations of transactions thereunder, and documents, definitions, and agreements incorporated therein by reference or relating thereto) pursuant to which Bank of America has agreed to permit daylight overdrafts to occur on accounts maintained by Borrower with Bank of America, provide remote disbursement services for Borrower, process automated clearing house (ACH) transactions for the account of Borrower or extend credit to Borrower, in the form of credit card accounts, including, without limitation, any interest due thereon, all fees, costs, and expenses incurred by Bank of America in connection therewith, and termination payments and indemnifications relating thereto; and (iv) any and all fees, costs or out-of-pocket expenses (including attorneys’
Form of Guarantor Pledge Agreement

F-2-6

fees and costs) incurred by the Agent or any Lender in enforcing any rights under this Guaranty and the other Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, each Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to the Agent or any Lender (or any Affiliate of a Lender in the case of a Swap Contract) under the Loan Documents or a Swap Contract but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code of the United States of America (Title 11, United States Code) (the “Bankruptcy Code”) or the operation of Sections 502(b) and 506(b) of the Bankruptcy Code.
     3. Limitation of Liability. Anything contained in this Guaranty to the contrary notwithstanding, if any Fraudulent Transfer Law (as hereinafter defined) is determined by a court of competent jurisdiction to be applicable to the obligations of any Guarantor under this Guaranty, the obligations of such Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor (x) in respect of intercompany indebtedness to the Borrower or other Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder and (y) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 3, pursuant to which the liability of such Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable Laws or pursuant to the terms of any agreement.
     4. Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
     (a) This Guaranty constitutes a guaranty of payment and performance when due and not of collection.
     (b) The Agent acting for itself and the Lenders may enforce this Guaranty upon the occurrence of an Event of Default under the Loan Documents notwithstanding the existence of any dispute between the Borrower and the Agent or any Lender with respect to the existence of such Event of Default.
Form of Guarantor Pledge Agreement

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     (c) The obligations of each Guarantor hereunder are independent of the obligations of the Borrower under the Loan Documents and the obligations of any other guarantor of the obligations of the Borrower under the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions.
     (d) Payment by the Guarantors of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Agent or any Lender (or any Affiliate of a Lender in the case of a Swap Contract) is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release any Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit.
     (e) The Agent and the Lenders (or any Affiliate of a Lender in the case of a Swap Contract) upon such terms as they deem appropriate, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Guaranteed Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other guarantor) with respect to the Guaranteed Obligations and (v) exercise any other rights available to them under the Loan Documents.
     (f) This Guaranty and the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not such Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce an agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) of the Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty for the Guaranteed Obligations, in each case whether or not in accordance with the terms of the Loan Documents or any agreement relating to such other guaranty; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any
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source to the payment of indebtedness of the Borrower other than the Guaranteed Obligations, even though the Agent or any Lender (or any Affiliate of a Lender in the case of a Swap Contract) might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) the Agent’s or any Lender’s (or any Affiliate of a Lender in the case of a Swap Contract) consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any defenses, set-offs or counterclaims which the Borrower may allege or assert against the Agent or any Lender (or any Affiliate of a Lender in the case of a Swap Contract) in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
     5. Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of the Agent and each Lender:
     (a) any right to require the Agent or any Lender, as a condition of payment or performance by any Guarantor, to (i) proceed against the Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or have resort to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of the Borrower or any other Person, or (iii) pursue any other remedy in the power of the Agent or any Lender whatsoever;
     (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower from any cause other than payment in full of the Guaranteed Obligations;
     (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;
     (d) any defense based upon the Agent’s or any Lender’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith;
     (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of any Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder or the enforcement hereof, and (iii) any rights to set-offs, recoupments and counterclaims;
     (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Loan Documents or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related
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thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 4 above and any right to consent to any thereof; and
     (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.
     6. Guarantor’s Rights of Subrogation, Contribution, Etc. Until all of the Guaranteed Obligations shall have been finally and indefeasibly paid and performed in full, the Aggregate Commitments have been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement have been surrendered and all Swap Contracts have been terminated, each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower, and (b) any right to enforce, or to participate in, any claim, right or remedy that the Agent or any Lender now has or may hereafter have against the Borrower. In addition, until all of the Guaranteed Obligations shall have been finally and indefeasibly paid and performed in full, the Aggregate Commitments have been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement have been surrendered and all Swap Contracts have been terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower, and any rights of contribution such Guarantor may have against any such other guarantor (including any Guarantor), shall be junior and subordinate to any rights the Agent and the Lenders may have against the Borrower, and to any right the Agent or any Lender may have against such other guarantor (including any Guarantor). If any amount shall be paid to a Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when the Guaranteed Obligations shall not have been finally and indefeasibly paid and performed in full, the Aggregate Commitments shall not have been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement shall not have been surrendered and all Swap Contracts shall not have been terminated, such amount shall be held in trust for the Agent and shall forthwith be paid over to the Agent to be applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
     7. Subordination of Other Obligations. Any debts, liabilities and obligations of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such debts, liabilities and obligations of the Borrower to any Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Agent and shall forthwith be paid over to the Agent to be applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of any Guarantor under any other provision of this Guaranty.
Form of Guarantor Pledge Agreement

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     8. Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been finally and indefeasibly paid and performed in full (other than contingent indemnification obligations), the Aggregate Commitments have been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement have expired or been terminated and all Swap Contracts have been terminated; provided, however, that the obligations of the Guarantors under Sections 13 and 20 shall survive any termination of this Guaranty. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
     9. Authority of Borrower and Guarantors. It is not necessary for the Agent or any Lender to inquire into the powers of the Borrower or any other Loan Party or of the officers, directors, members, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
     10. Information. Loans may be made or continued and Letters of Credit may be issued, amended or extended by the Lenders to or for the account of the Borrower from time to time under the Credit Agreement and related Loan Documents without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such extension of credit. Neither the Agent nor any Lender shall have any obligation to disclose or discuss with any Guarantor its assessment, or such Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Agent or any Lender to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by the Agent or such Lender.
     11. Right of Setoff. In addition to any rights and remedies of the Lenders provided by applicable Laws, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to any Guarantor or any other Loan Party, any such notice being waived by each Guarantor to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other debts, liabilities or obligations at any time owing by, such Lender to or for the credit or the account of any Guarantor against any and all obligations of such Guarantor now or hereafter existing under this Guaranty or any other Loan Document to which it is a party, irrespective of whether or not the Agent or such Lender shall have made demand under this Guaranty or any other Loan Document and although such obligations may be contingent or unmatured or denominated in a currency different than that of the deposit account. Each Lender agrees promptly to notify such Guarantor and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11 are in addition to the other rights and remedies (including other rights of set off) which such Lender may have.
Form of Guarantor Pledge Agreement

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     12. Bankruptcy; Post-Petition Interest; Reinstatement of Guaranty.
     (a) So long as the Guaranteed Obligations shall not have been finally and indefeasibly paid and performed in full, the Aggregate Commitments shall not have expired or been terminated, all Letters of Credit issued or deemed issued pursuant to the Credit Agreement shall not have expired or been terminated and all Swap Contracts shall not have expired or been terminated, no Guarantor shall, without the prior written consent of the Agent in accordance with the terms of the Credit Agreement, commence or join with any other Person in commencing any proceeding under any Debtor Relief Law against the Borrower. The obligations of the Guarantors under this Guaranty shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any proceeding under any Debtor Relief Laws naming the Borrower as the debtor or by any defense which the Borrower may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
     (b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if said proceedings had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of each Guarantor, the Agent and each Lender that the Guaranteed Obligations which are guaranteed by the Guarantors pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Each Guarantor will permit any trustee in any proceeding under any Debtor Relief Law or similar person to pay the Agent and the Lenders, or allow the claims of the Agent and the Lenders (or any Affiliate of a Lender in the case of a Swap Contract) in respect of, any such interest accruing after the date on which such proceeding is commenced.
     (c) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower or by any other guarantor (including any Guarantor), the obligations of each Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Agent or any Lender (or any Affiliate of a Lender in the case of a Swap Contract) as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes under this Guaranty.
     13. Taxes.
     (a) Any and all payments by any Guarantor to or for the account of the Agent or any Lender under this Guaranty shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions,
Form of Guarantor Pledge Agreement

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assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If any Guarantor shall be required by any Laws to deduct any Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 13), the Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws.
     (b) In addition, each Guarantor agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as “Other Taxes”).
     (c) If any Guarantor shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Agent or any Lender, such Guarantor shall also pay to the Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.
     (d) Each Guarantor agrees to indemnify the Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 13) paid by the Agent and such Lender, (ii) amounts payable under subsection (c) above and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Agent makes a demand therefor.
     (e) Within 30 days after the date of any payment by any Guarantor of Taxes, such Guarantor shall furnish to the Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.
     14. Representations and Warranties. Each Guarantor represents and warrants to the Agent and the Lenders that:
     (a) Existence, Qualification and Power; Compliance with Laws. Such Guarantor (i) is a corporation or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under this Guaranty and each other Loan Document to which it is a party, (iii) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such
Form of Guarantor Pledge Agreement

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qualification or license, and (iv) is in compliance with all Laws, except in each case referred to in clause (iii) or this clause (iv), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     (b) Authorization; No Contravention. The execution, delivery and performance by such Guarantor of this Guaranty and each other Loan Document to which it is a party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Guarantor’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Guarantor is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (iii) violate any Law.
     (c) Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Guarantor of this Guaranty or any other Loan Document to which it is a party.
     (d) Binding Effect. This Guaranty has been, and each other Loan Document to which the Guarantor is a party, when delivered, will have been, duly executed and delivered by such Guarantor. This Guaranty constitutes, and each such other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Guarantor, enforceable against it in accordance with its terms.
     (e) Solvency. Each Guarantor is Solvent and shall be Solvent immediately after the consummation of the transactions contemplated by this Guaranty.
     (f) Investment Company Act; Public Utility Holding Company Act. None of the Guarantors, any Person controlling any Guarantor, or any Subsidiary of any Guarantor (i) is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     15. Payment by Guarantors; Application of Payments. In furtherance of the foregoing and not in limitation of any other right that the Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent or the Lenders (or any Affiliate of a Lender in the case of a Swap Contract) as designated thereby, in cash such Guaranteed Obligation. Except as otherwise expressly provided herein, all payments by any Guarantor hereunder shall be made to the Agent, for the account of the Lenders at the Agent’s payment office in Dollars. Payments received from any Guarantor shall, unless otherwise expressly provided herein, be applied:
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     First, to payment of any fees, costs or out-of-pocket expenses (including attorneys’ fees and costs) incurred by the Agent in connection with the exercise, enforcement or protection of any of the rights of the Agent and the Lenders under this Guaranty; and
     Second, to payment in full of the Guaranteed Obligations (to the extent not included in clause First above) in accordance with Section 8.03 of the Credit Agreement.
The Agent shall have absolute discretion as to the time of application of any payments received from any Guarantor.
     16. Assignments, Participations, Confidentiality. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of Agent (and any attempted assignment without such consent shall be void) and (b) inure to the benefit of Agent, each Lender and each Affiliate of each Lender and their respective successors and assigns. Any Lender may from time to time, without notice to any Guarantor and without affecting any Guarantor’s obligations hereunder, transfer its interest in the Guaranteed Obligations to Participants and Eligible Assignees as provided in the Credit Agreement. Each Guarantor agrees that each such transfer will give rise to a direct obligation of such Guarantor to each such Participant and Eligible Assignee and that each such Participant and Eligible Assignee shall have the same rights and benefits under this Guaranty as it would have if it were a Lender a party to the Credit Agreement and this Guaranty. Each Guarantor, the Agent and each Lender agree that the provisions of Section 10.07 of the Credit Agreement shall apply to all information provided to the Agent or a Lender by any Guarantor under this Guaranty or any other Loan Document to which such Guarantor is a party, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by such Guarantor; provided that, in the case of information received from a Guarantor after the date hereof, such information is clearly identified in writing at the time of delivery as confidential.
     17. Loan Document. This Guaranty is a Loan Document executed and delivered pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof. Without limiting the generality of the foregoing, the rules of construction and interpretation specified in Sections 1.02 through 1.05 of the Credit Agreement also apply to this Guaranty and are incorporated herein by this reference.
     18. Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered (a) in the case of the Agent and the Lenders, to the address or facsimile number specified for notices on Schedule 10.02 of the Credit Agreement and (b) in the case of the Guarantors, to the address or facsimile number specified below:
c/o Flow International Corporation
23500 64th Avenue South
Kent, Washington 98032
Attn: General Counsel
Telephone: 253-813-9376
Facsimile: 253-813-3280
Form of Guarantor Pledge Agreement

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All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid and (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone.
     19. No Waiver; Cumulative Remedies. No failure by the Agent or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any single breach or default under this Guaranty shall be deemed a waiver of any other breach or default. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent and the Lenders. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy. No notice or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances.
     20. Costs and Expenses. Each Guarantor, jointly with the other Guarantors and severally, agrees to pay or reimburse the Agent and each Lender within five Business Days after demand for any and all fees, costs or out-of-pocket expenses (including attorneys’ fees and costs) incurred by them in connection with the exercise, enforcement or protection of any of the rights of the Agent under this Guaranty (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law).
     21. Governing Law.
     (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF WASHINGTON SITTING IN SEATTLE, KING COUNTY, WASHINGTON OR OF THE UNITED STATES FOR THE WESTERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR, THE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR, THE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF
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VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH GUARANTOR, THE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
     22. Waiver of Right to Trial by Jury. EACH GUARANTOR, THE AGENT AND EACH LENDER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE AGENT, ANY LENDER, ANY LOAN PARTY OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT, SUBJECT TO SECTION 22 BELOW, ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     23. Mandatory Arbitration.
     (a) At the written request of either all of the Lenders, the Agent, the Borrower or all of the Guarantors, any controversy or claim between the Lenders, the Borrower, the Agent or any Guarantor, arising from or relating to this Guaranty or any of the other Loan Documents, or arising from an alleged tort, shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act shall apply even though this Guaranty is otherwise governed by Washington law. The proceedings shall be administered by the American Arbitration Association under its commercial rules of arbitration. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction over the parties. The institution and maintenance of an action for judicial relief or pursuit of an ancillary or provisional remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested. For purposes of the application of the statute of limitations, laches or other time bar, the filing of an arbitration pursuant to this subsection is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this subsection is subject to any applicable statute of limitations, laches or other time bar. The arbitrator(s) will have the authority to decide whether any such claim or controversy is barred by the statute of limitations, laches or other time bar and, if so, to dismiss the arbitration on that basis. The parties consent to the joinder of any guarantor, hypothecator, or other party having an interest relating to the claim or controversy being arbitrated in any proceedings under this Section. Nothing contained in this Section 23 shall override any contrary provision contained in any Swap Contract.
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     (b) No provision of this subsection shall limit the right of the Borrower, the Agent or the Lenders to exercise self-help remedies such as setoff, foreclosure, retention or sale of any collateral, or obtaining any ancillary, provisional, or interim remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.
     24. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor therefrom, shall be effective unless in writing signed by the Agent and such Guarantor, subject to any consent required in accordance with Section 10.01 of the Credit Agreement, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit under the Credit Agreement shall not be construed as a waiver of any Default under the Credit Agreement.
     25. Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     26. Integration. This Guaranty, together with the other Loan Documents, comprises the complete, final and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.
     27. Additional Guarantors. Pursuant to the terms of the Credit Agreement, each Domestic Material Subsidiary that was not in existence or was not a Guarantor on the date of the Credit Agreement is required to enter into this Guaranty as a Guarantor promptly after becoming a Domestic Material Subsidiary. Upon the execution and delivery by such Domestic Material Subsidiary of an instrument in the form of Annex 1 hereto and acceptance thereof by the Agent, such Domestic Material Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.
     28. Severability. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     29. No Inconsistent Requirements. Each Guarantor acknowledges that this Guaranty and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.
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     30. Oral Agreements. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
[Intentionally Left Blank]
Form of Guarantor Pledge Agreement

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     IN WITNESS WHEREOF, each Guarantor has executed this Guaranty by its duly authorized officer as of the day and year first above written.

[_________________________________]

By:
Name:
Title:

Form of Guarantor Pledge Agreement

F-2-20

ANNEX 1
SUPPLEMENT
     SUPPLEMENT NO. ____ dated as of __________________, to the Guaranty Agreement dated as of ________, 20___, by [________________], a [________________] corporation (together with any additional guarantors becoming a party thereto as provided in Section 27 thereof, collectively, the “Guarantors”, and individually, a “Guarantor”), in favor of the Lenders (as defined in the Recitals below) and BANK OF AMERICA, N.A., a national banking association, as Agent for the Lenders and their successors (in such capacity, and together with its successors as administrative agent for the Lenders, the “Agent”).
RECITALS
     A. Flow International Corporation, a Washington corporation (“Borrower”) is a party to that certain Third Amended and Restated Credit Agreement dated as of March 2, 2011 by and among the Borrower, the Lenders, and Bank of America, N.A., a national banking association, as Agent, Swing Line Lender and L/C Issuer (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Credit Agreement”).
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty.
     C. The Guarantors have entered into the Guaranty in order to induce the Lenders (including the L/C Issuer and the Swing Line Lender) to make Credit Extensions under the Credit Agreement, and pursuant to Section 6.12 of the Credit Agreement, each Domestic Material Subsidiary that was not in existence or was not a Guarantor on the date of the Credit Agreement is required to enter into the Guaranty as a Guarantor promptly after becoming a Domestic Material Subsidiary.
     D. The undersigned Domestic Material Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in consideration for the Lenders to make Loans and to continue Loans heretofore made and for the L/C Issuer to issue Letters of Credit under the Credit Agreement.
     Accordingly, the New Guarantor agrees as follows:
     1. In accordance with Section 27 of the Guaranty, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Guarantor. The Guaranty is hereby incorporated herein by reference.
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     2. The New Guarantor represents and warrants to the Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     3. This Supplement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Supplement shall become effective when the Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall, subject to applicable Law, be as effective as delivery of a manually-signed original thereof.
     4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.
     5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
     6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     7. All communications and notices hereunder shall be in writing and given as provided in Section 18 of the Guaranty. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature below.
     8. The New Guarantor agrees to reimburse the Agent for its out-of-pocket expenses (including attorneys’ fees and costs) incurred in connection with this Supplement.
     9. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
[Intentionally Left Blank]

2

     IN WITNESS WHEREOF, the New Guarantor has executed this Supplement by its duly authorized officer as of the day and year first above written.

[NEW GUARANTOR]
By:
Name:
Title:
Address:

Accepted: BANK OF AMERICA, N.A., as Agent
By:
Name:
Title:

3

EXHIBIT F
FORM OF GUARANTOR PLEDGE AGREEMENT
PLEDGE AGREEMENT
     This PLEDGE AGREEMENT (“Agreement”) is entered into as of ____________, 20__,by and between _______________________, a ________________ (together with any additional pledgors becoming a party hereto as provided in Section 21 hereof, collectively, the “Pledgors” and individually, a “Pledgor”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (as defined in the Recitals below) and its successors as administrative agent for the Lenders (in such capacity, and together with its successors as administrative agent for the Lenders, the “Administrative Agent”).
RECITALS
     A. Flow International Corporation, a Washington corporation (“Borrower”) is party to that certain Third Amended and Restated Credit Agreement dated as of March 2, 2011, by and among the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., a national banking association, as Administrative Agent, Swing Line Lender and L/C Issuer (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Credit Agreement”).
     B. Pledgor has become a Domestic Material Subsidiary and therefore must, pursuant to Section 6.12 of the Credit Agreement, become a Guarantor and enter into this Agreement.
     C. It is a condition precedent to each Lender’s obligation to make Loans and the L/C Issuer’s obligation to issue Letters of Credit under the Credit Agreement that the Pledgor enter into this Agreement and grant to the Administrative Agent, for itself and for the ratable benefit of the Lenders, the security interests hereinafter provided to secure the obligations of the Pledgor described below.
     D. Pledgor has agreed to pledge, assign, transfer, hypothecate and set over to Administrative Agent for the ratable benefit of Lenders, in addition to 100% of the Capital Stock of each Domestic Material Subsidiary owned by Pledgor, 65% of the Capital Stock of Foreign Subsidiaries owned by Pledgor.
     E. Each Pledgor, as a direct or indirect Subsidiary of the Borrower, will derive substantial and direct benefits (which benefits are hereby acknowledged by each Pledgor) from the Loans and the Letters of Credit and other benefits to be provided to the Borrower under the Credit Agreement.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, the Pledgor and the Administrative Agent, on behalf of itself and each Lender, hereby agree as follows:

4

     1. Definitions; Interpretation.
     (a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.
     (b) Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:
     “Administrative Agent” has the meaning set forth in the introductory paragraph hereto.
“Bank of America” shall mean Bank of America, N.A., a national banking association, and its successors.
“Capital Stock” means (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Credit Agreement” has the meaning set forth in the preamble hereto.
     “Domestic Material Subsidiary” means any Domestic Subsidiary that is not an Immaterial Subsidiary.
     “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
     “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
     “Immaterial Subsidiary” means a Subsidiary that has assets or operations that are not material to the assets or operations of the Borrower, taken as a whole, except that a Subsidiary that had assets or operations that were not material to the assets or operations of the Borrower, taken as a whole, as of the date of this Agreement but has assets or operations that are material to the assets or operations of the Borrower, taken as a whole, at any time thereafter shall not be deemed an Immaterial Subsidiary from and after the date it has assets or operations that are material to the assets or operations of the Borrower, taken as a whole.
     “Lender” has the meaning set forth in the preamble hereto, and all references to the “Lenders” or any “Lender” herein shall include the Swing Line Lender in its capacity as a Lender and as Swing Line Lender and the L/C Issuer in its capacity as a Lender and as L/C Issuer.
     “Pledged Collateral” has the meaning specified in Section 2.
     “Pledged Capital Stock” means all of the Capital Stock referred to in Sections 2(a) and (b).

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     “Pledged Domestic Material Subsidiary” has the meaning specified in Section 2(a).
     “Pledged Foreign Subsidiary” has the meaning specified in Section 2(a).
     “Pledged Subsidiary” means any Pledged Domestic Material Subsidiary or any Pledged Foreign Subsidiary.
     “Secured Obligations” means, collectively (i) all liabilities, obligations, covenants and duties of Pledgor arising under the Guaranty or any other Loan Document to which a Pledgor is a party, and (ii) all debts, liabilities, obligations, covenants and duties of Pledgor arising under the this Agreement or the Guarantor Security Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party (as defined in the Guarantor Security Agreement) or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
     “Securities Act” has the meaning specified in Section 11(d).
     “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Washington; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Washington, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     (a) Terms Defined in UCC. Terms used in this Agreement that are defined in the UCC have the meanings given to them in the UCC.
     (b) Interpretation. The rules of construction and interpretation specified in Sections 1.02 through 1.05 of the Credit Agreement also apply to this Agreement and are incorporated herein by this reference.
     2. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, the Pledgor hereby pledges, assigns, transfers, hypothecates and sets over to the Administrative Agent, its successors and assigns, for the ratable benefit of the Administrative Agent and the Lenders, their successors and assigns, and grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Administrative Agent and the Lenders, their successors and assigns, a security interest in all of the Pledgor’s right, title and interest in, to and under the following, whether now existing or owned or hereafter acquired or arising (collectively, the “Pledged Collateral”):

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     (a) Pledged Capital Stock. (i) All of the Capital Stock of each Domestic Material Subsidiary set forth in Part (a) of Schedule 1 hereto or otherwise owned by Pledgor (each, a “Pledged Domestic Material Subsidiary”) and (ii) all of the Capital Stock of each Foreign Subsidiary set forth in Part (b) of Schedule 1 hereto or otherwise owned by Pledgor (each, a “Pledged Foreign Subsidiary”); provided that such Capital Stock shall not include more than 65% of all of the voting Capital Stock (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of any Foreign Subsidiary;
     (b) Additional Capital Stock. (i) All of the Capital Stock of any Pledged Domestic Material Subsidiary and, subject to the percentage restrictions described in subsection (a) above, all of the Capital Stock of any Pledged Foreign Subsidiary hereafter acquired, received or owned by the Pledgor (whether in connection with any recapitalization, reclassification or reorganization of the capital of a Pledged Subsidiary or otherwise); and (ii) subject to the percentage restrictions described in subsection (a) above, all of the Capital Stock hereafter acquired, received or owned by the Pledgor of any Person who, after the date hereof, becomes, as a result of any occurrence, a Pledged Subsidiary;
     (c) Additional Interests, Etc. (i) All certificates, instruments or other writings representing or evidencing the Pledged Capital Stock; (ii) all warrants, options and other rights entitling the Pledgor to acquire any interest in any Pledged Capital Stock, subject to the percentage restrictions described in subsection (a) above; and (iii) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Capital Stock; and
     (d) Proceeds. All cash and non-cash Proceeds of the foregoing, however and whenever acquired and in whatever form.
     3. Delivery of the Pledged Collateral; Continuing Security Interest. The Pledgor hereby agrees that:
     (a) Delivery of Certificates. The Pledgor shall deliver to the Administrative Agent (i) simultaneously with or prior to the execution and delivery of this Agreement, all certificates, instruments or other writings representing or evidencing Pledged Capital Stock and (ii) promptly upon the receipt thereof by or on behalf of the Pledgor, all other certificates, instruments or other writings representing or evidencing Pledged Capital Stock together with a duly executed instrument in the form of Annex 1 hereto (a “Appendix Regarding Additional Pledged Stock”) identifying such additional Pledged Capital Stock; provided that the failure to deliver any such Appendix Regarding Additional Pledged Stock shall not affect the validity of such pledge of such Pledged Capital Stock. Prior to delivery to the Administrative Agent, all such certificates and instruments constituting Pledged Collateral shall be held in trust by the Pledgor for the benefit of the Administrative Agent pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment satisfactory to the Administrative Agent. The Pledgor hereby authorizes the Administrative Agent to attach each Appendix Regarding Additional Pledged Stock to this Agreement and agrees that all Capital Stock listed thereon shall for all purposes hereunder constitute Pledged Collateral.

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     (b) Additional Pledged Collateral. Subject to the percentage restrictions described in Section 2(a) above, if the Pledgor shall receive by virtue of its being or having been the owner of any Pledged Collateral, any (i) certificate, including any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or membership or equity interests, stock splits, spin-off or split-off, promissory notes or other instrument; (ii) warrant, option or other right, whether as an addition to, substitution for, or an exchange for, any Pledged Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities or other equity interests in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then Pledgor shall forthwith deliver all of the foregoing to the Administrative Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received, together with duly executed instruments of transfer or assignment satisfactory to the Administrative Agent, as further collateral security for the Secured Obligations.
     (c) Financing Statements. The Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment in order to perfect and protect the security interest of the Administrative Agent in the Pledged Collateral.
     (d) Continuing Security Interest. The Pledgor acknowledges and agrees that the security interest of the Administrative Agent in the Pledged Collateral constitutes continuing collateral security for all of the Secured Obligations.
     4. Representations and Warranties. In addition to the representations and warranties of the Pledgor set forth in the Guaranty, which are incorporated herein by this reference, the Pledgor represents and warrants to the Administrative Agent that:
     (a) Ownership and Authority. The Pledgor is the sole legal and beneficial owner of the Pledged Collateral and has the right, power and authority to pledge, assign, transfer, hypothecate and set over to the Administrative Agent and grant to the Administrative Agent a security interest in such Pledged Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement.
     (b) Authorization of Pledged Capital Stock. All of the Pledged Capital Stock is duly authorized and validly issued, is fully paid and nonassessable and is not subject to the preemptive first-refusal or other similar rights of any Person. All Capital Stock hereafter constituting Pledged Collateral will be duly authorized and validly issued, fully paid and nonassessable and not subject to the preemptive first-refusal or other similar rights of any Person.
     (c) Validity of Security Interest. This Agreement creates a valid security interest in favor of the Administrative Agent, its successors and assigns, for the ratable benefit of the Lenders, in all of the Pledged Collateral. Upon the taking possession by the Administrative Agent of the certificates (if any) representing the Pledged Capital Stock and all other certificates

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and instruments constituting Pledged Collateral, the Administrative Agent will have a first priority perfected security interest in all certificated Pledged Capital Stock and such certificates and instruments. Upon the filing of UCC financing statements in the appropriate filing office in the jurisdiction of the incorporation or organization of the Pledgor, the Administrative Agent shall have a first priority perfected security interest in all uncertificated Pledged Capital Stock consisting of partnership or limited liability company interests that do not constitute a “security” pursuant to Section 8-103(c) of the UCC. Except as set forth in this subsection (c), no action is necessary to perfect or otherwise protect such security interest.
     (d) Absence of Liens and Claims. Except for the security interest of the Administrative Agent created hereby, the Pledged Collateral is free and clear of any Liens other than Permitted Liens. There exists no “adverse claim” within the meaning of Section 8-102 of the UCC with respect to any of the Pledged Capital Stock.
     (e) No Transfer Restrictions. Except for restrictions imposed by the Loan Documents, the Pledged Collateral is free of contractual restrictions that might prohibit, impair, delay or otherwise affect the pledge of any Pledged Collateral hereunder or the sale or disposition thereof pursuant hereto.
     (f) No Other Capital Stock. Except as set forth in Schedule 1 hereto, the Pledgor owns no Capital Stock of any Pledged Subsidiary. The Pledged Capital Stock represents that percentage as set forth on Schedule 1 hereto of all of the Capital Stock of each Pledged Subsidiary and sets forth all Capital Stock required to be pledged under this Agreement.
     (g) Delivery of Capital Stock. The Pledgor has delivered or otherwise caused the transfer to the Administrative Agent, pursuant to Sections 3(a) or (b), as applicable, of all certificates, instruments or other writings representing, evidencing or constituting Pledged Collateral. The Pledged Collateral is not and shall not be represented or evidenced by any certificates, instruments or other writings other than those delivered hereunder.
     (h) Margin Regulations. The pledge of the Pledged Capital Stock pursuant to this Agreement does not violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. None of the Pledged Capital Stock constitutes “margin stock” within the meaning of such term under Regulation U.
     (i) Partnership and Limited Liability Company Interests. Except as previously disclosed in writing to the Administrative Agent, none of the Pledged Capital Stock consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a security or a financial asset.
     (j) Consents. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including any stockholder, member or creditor of the Pledgor), is required (i) for the pledge made by the Pledgor or for the granting of the security interest by the Pledgor pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) or the

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exercise by the Administrative Agent of the rights and remedies provided for in this Agreement, except as may be required by Laws affecting the offering and sale of securities.
The foregoing representations and warranties shall survive the execution and delivery of this Agreement and shall be deemed restated automatically at each such time as any additional Pledged Collateral is delivered hereunder to the Administrative Agent.
     5. Covenants. In addition to the covenants of the Pledgor set forth in the Guaranty, which are incorporated herein by this reference, so long as any Lender shall have any Commitment under the Credit Agreement or any of the Secured Obligations shall remain unpaid or unsatisfied, the Pledgor shall:
     (a) Defense of Pledged Collateral. At its own cost and expense, take any and all actions necessary to defend title to the Pledged Collateral against all Persons and to defend the security interest of the Administrative Agent in the Pledged Collateral and the priority thereof against any Lien.
     (b) Disposition of Pledged Collateral. Not make or permit to be made any sale, transfer or other disposition of any of the Pledged Collateral or grant any option, warrant or other right or interest with respect to, any of the Pledged Collateral.
     (c) Change of Name, Identity or Structure. Promptly notify the Administrative Agent in writing of any change: (i) in its corporate or organization name; (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to the Pledged Collateral; (iii) in its identity, type of organization, corporate structure or jurisdiction of incorporation or organization; or (iv) in its Federal Taxpayer Identification Number or other identification number given by its jurisdiction of incorporation or organization, and not to effect or permit any change referred to in clauses (i) through (iv) unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all of the Pledged Collateral.
     (d) No Liens. Not make or permit to be made an assignment, pledge or hypothecation of any of the Pledged Collateral or create or permit to exist any Lien upon or with respect to any of the Pledged Collateral other than the security interest of the Administrative Agent created hereby.
     (e) Shareholder Agreements. Not enter into any shareholder agreement, voting agreement, voting trust, irrevocable proxies or any other similar agreement or instrument with respect to any Pledged Collateral.
     (f) Additional Capital Stock. Immediately upon its acquisition, receipt or ownership, directly or indirectly, of any Pledged Capital Stock hereafter, pledge such Capital Stock pursuant to Section 3(b) and deliver or otherwise cause the transfer of all certificates, instruments or other writings representing, or evidencing such Pledged Capital Stock to the Administrative Agent pursuant to Sections 3(a) or (b), as applicable.

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     (g) Compliance with Securities Laws. File all reports and other information now or hereafter required to be filed by the Pledgor with the SEC and any other state, federal or foreign agency in connection with the Pledgor’s ownership of the Pledged Collateral.
     (h) Partnership and Limited Liability Company Interests. Not take any action or permit any action to be taken that would cause any membership interest in a limited liability company or partnership interest constituting Pledged Collateral to become a “security” as defined in Article 8 of the UCC, unless such membership interest or partnership interest has been certificated and pledged to the Administrative Agent pursuant to this Agreement.
     6. Further Assurances. The Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time request to better assure, preserve, protect and perfect the Lien of the Administrative Agent in the Pledged Collateral and the rights and remedies of the Administrative Agent hereunder, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the security interest hereunder and the filing of any financing statements or other documents in connection herewith or therewith. Without limiting the generality of the foregoing, the Pledgor further agrees that it shall, concurrently with the execution of this Agreement (or the applicable supplement hereto) and at any time and from time to time thereafter (a) procure, execute and deliver to the Administrative Agent all stock powers, endorsements, financing statements, assignments and other instruments of transfer requested by the Administrative Agent and (b) deliver to the Administrative Agent immediately upon receipt the originals of all Pledged Capital Stock and all certificates, instruments or other writings representing, evidencing or constituting Pledged Collateral. The Pledgor hereby authorizes the Administrative Agent, with prompt notice thereof to the Pledgor, to supplement this Agreement by supplementing Schedule 1 hereto or adding additional schedules hereto to specifically identify any certificate, instrument or other writing that may represent or evidence Pledged Capital Stock; provided, however, that the Pledgor shall have the right, exercisable within ten days after it has been notified by the Administrative Agent of the specific identification of such Pledged Capital Stock, to advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by the Pledgor hereunder with respect to such Pledged Capital Stock. The Pledgor agrees that it will use its reasonable best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Pledged Capital Stock within thirty days after the date it has been notified by the Administrative Agent of the specific identification of such Pledged Capital Stock.
     7. Registration in Nominee Name; Denominations. The Administrative Agent, on behalf of the Lenders, shall have the right (in its sole and absolute discretion) to hold the Pledged Capital Stock in its own name as pledgee, the name of its nominee (as pledgee or as sub agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent. The Pledgor will promptly give to the Administrative Agent copies of any material notices or other communications received by it with respect to Pledged Capital Stock registered in the name of the Pledgor. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Capital Stock for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

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     8. Voting Rights; Dividends.
     (a) Prior to the Occurrence of a Default. So long as no Default or Event of Default shall exist or result therefrom (and, in the case of subparagraph (i) below, so long as written notice has not been given by the Administrative Agent to the Pledgor at the request of or with the consent of the Required Lenders):
     (i) Voting Rights. The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Capital Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Guaranty, or the Credit Agreement; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if, in the judgment of the Required Lenders, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or the interest of the Administrative Agent therein, and, provided, further, that the Pledgor shall give the Administrative Agent at least five Business Days’ prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.
     (ii) Dividends. The Pledgor shall be entitled to receive and retain any and all dividends or distributions paid in respect of the Pledged Capital Stock, in compliance with the terms of the Credit Agreement, except the following: (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Capital Stock; (B) dividends and other distributions paid or payable in cash in respect of any Pledged Capital Stock in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Capital Stock; all of which shall be forthwith delivered to the Administrative Agent to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of the Pledgor, and be forthwith paid over or otherwise delivered to the Administrative Agent as Pledged Collateral in the same form as so received, together with duly executed instruments of transfer or assignment satisfactory to the Administrative Agent, as further collateral security for the Secured Obligations.
     (iii) Proxies, Etc. The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to subparagraph (i) above and to receive the dividends or distributions which it is authorized to receive and retain pursuant to subparagraph (ii) above.
     (b) Upon the Occurrence of a Default. Upon the occurrence and during the continuance of a Default or an Event of Default:
     (i) Voting Rights. All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 8(a)(i) above shall cease upon written notice thereof from the Administrative

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Agent, and all such rights shall thereupon become vested in the Administrative Agent, for its benefit and the ratable benefit of Lenders, who shall thereupon have the sole right to exercise such voting and other consensual rights.
     (ii) Dividends. All rights of the Pledgor to receive the dividends or distributions which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for its benefit and the ratable benefit of the Lenders, who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends. All dividends or distributions which are received by the Pledgor contrary to the provisions of this subparagraph (ii) shall be received in trust for the benefit of the Administrative Agent, for its benefit and the ratable benefit of Lenders, shall be segregated from other funds of the Pledgor and shall be forthwith paid over or otherwise delivered to the Administrative Agent as Pledged Collateral in the same form as so received, together with duly executed instruments of transfer or assignment satisfactory to the Administrative Agent, as further collateral security for the Secured Obligations.
     (iii) Proxies, Etc. In order to permit the Administrative Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to subparagraph (i) above, and to receive all dividends and distributions which it may be entitled to receive under subparagraph (ii) above, the Pledgor shall, if necessary, upon written notice of the Administrative Agent, from time to time execute and deliver to the Administrative Agent appropriate proxies, dividend payment orders and other instruments as the Administrative Agent may request.
     9. Rights of Administrative Agent.
     (a) Power of Attorney. The Pledgor hereby appoints the Administrative Agent the attorney-in-fact of the Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Administrative Agent shall have the right to, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of the Pledgor:
     (i) receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same;
     (ii) perfect or continue perfected, maintain the priority of or provide notice of the Administrative Agent’s security interest in the Pledged Collateral;
     (iii) exercise dominion and control over, and refuse to permit further withdrawals from any securities account constituting part of the Pledged Collateral;
     (iv) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Pledged Collateral; and

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     (v) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Pledgor, which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Pledged Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement.
     The foregoing power of attorney is coupled with an interest and irrevocable so long as any Lender shall have any Commitment under the Credit Agreement or any of the Secured Obligations shall remain unpaid or unsatisfied. The Pledgor hereby ratifies, to the fullest extent permitted by applicable Laws, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this subsection (a).
     (b) Performance of Pledgor Obligations. The Administrative Agent may perform or pay any obligation which the Pledgor has agreed to perform or pay under or in connection with this Agreement, and the Pledgor shall reimburse the Administrative Agent on demand for any amounts paid by the Administrative Agent pursuant to this subsection (b).
     (c) Administrative Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Pledgor or any other Person for any failure to do so or delay in doing so.
     (d) No Responsibility for Certain Actions. Notwithstanding any provision contained in this Agreement, neither the Administrative Agent nor any Lender shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve any rights against any parties with respect to any Pledged Collateral.
     (e) Rights of Required Lenders. All rights of the Administrative Agent under this Agreement, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.
     10. Events of Default. The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).
     11. Remedies.
     (a) General Remedies. Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Guaranty or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable Laws. Without limiting the generality of the foregoing, the Pledgor agrees that the Administrative Agent may:
     (i) require the Pledgor to assemble all or any part of the Pledged Collateral and make it available to the Administrative Agent at any place and time designated by the Administrative Agent;

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     (ii) exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments, investment property or other property) from any securities account constituting part of the Pledged Collateral; and
     (iii)subject to the requirements of Laws affecting the offering and sale of securities, sell, resell, assign, transfer or otherwise dispose of any or all of the Pledged Collateral at public or private sale or at any broker’s board or on any securities exchange, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided, however, that the Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Administrative Agent.
     (b) Sale of Pledged Collateral. Each purchaser at any sale pursuant to this Agreement shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by applicable Laws, all rights of redemption, stay and appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall be authorized at any such sale to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof. Neither the Administrative Agent’s compliance with the UCC or any other applicable requirement of Law, in the conduct of any sale made pursuant to this Agreement, nor its disclaimer of any warranties relating to the Pledged Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. The Administrative Agent shall give the Pledgor ten days’ written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9A-612 of the UCC) of the Administrative Agent’s intention to make any sale of Pledged Collateral. The Administrative Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. To the fullest extent permitted by applicable Laws, the Administrative Agent or any other Lender may bid for or purchase the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or such Lender from the Pledgor as a credit against the purchase price and the Administrative Agent or such Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and the Pledgor shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. To the fullest extent permitted by applicable Laws, any sale pursuant to the provisions of this subsection (b) shall be deemed to conform to the commercially reasonable standards as provided in Section 9A-610(b) of the UCC.

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     (c) Waiver of Rights to Purchase. The Pledgor, for itself and its successors and assigns, does hereby irrevocably waive and release all preemptive, first-refusal and other similar rights of the Pledgor to purchase any or all of the Pledged Capital Stock upon any sale thereof by the Administrative Agent under this Agreement, whether such right to purchase arises under any of the Pledged Subsidiary’s Organization Documents, by agreement, by operation of law or otherwise.
     (d) Registration Rights. If the Administrative Agent shall determine to exercise its right to sell all or any of the Pledged Capital Stock pursuant to this Section, the Pledgor agrees that, upon request of the Administrative Agent, the Pledgor will, at its own expense:
     (i)execute and deliver and cause each issuer of Pledged Capital Stock to execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, advisable to register such Pledged Capital Stock under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), in accordance with the intended method of distribution thereof, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;
     (ii)qualify the Pledged Capital Stock under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Pledged Capital Stock in any state, as requested by the Administrative Agent;
     (iii)cause each issuer of Pledged Capital Stock to enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are required in order to expedite or facilitate the disposition of such Pledged Capital Stock, and will cause each issuer of Pledged Capital Stock to furnish to the Administrative Agent an opinion or opinions of counsel to such Person and a comfort letter or comfort letters from such Person’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Administrative Agent or the managing underwriter therefor requests, and will cause each issuer of Pledged Capital Stock otherwise to comply with all applicable rules and regulations of the SEC, and make available to its security-holders, as soon as practicable, an earnings statement covering a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and
     (iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Capital Stock or any part thereof valid and binding and in compliance with applicable Laws.
     The Pledgor further acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Administrative Agent or the Lenders by reason of the

16

failure by the Pledgor to perform any of the covenants contained in this Section and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, the Administrative Agent shall be entitled to specific performance.
     (e) Exempt Sales Transactions. The Pledgor recognizes that, by reason of the requirements described in subsection (d) above and certain prohibitions contained in the Securities Act and applicable state securities laws, the Administrative Agent may, at its option, elect not to require the Pledgor to register the offering or sale of all or any part of the Pledged Capital Stock under the provisions of the Securities Act and may therefore be compelled, with respect to any sale of all or any part of the Pledged Capital Stock, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay the sale of any of the Pledged Capital Stock for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor would agree to do so. If the Administrative Agent determines to exercise its right to sell any or all of the Pledged Capital Stock, upon written request, the Pledgor shall and shall cause each of the Pledged Subsidiaries to, from time to time, furnish to the Administrative Agent all such information as the Administrative Agent may request in order to determine the number of shares and other instruments included in the Pledged Capital Stock which may be sold by the Administrative Agent as exempt transactions under the Securities Act and rules of the SEC thereunder, as the same are from time to time in effect.
     (f) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, at its option, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Pledged Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Administrative Agent for such purpose until such time as the Administrative Agent may elect to apply such proceeds to the Secured Obligations, and the Pledgor agrees that such retention of such proceeds by the Administrative Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Administrative Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Pledged Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable Laws. The Pledgor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Pledgor shall not have any right of withdrawal with respect to such funds. Accordingly, the Pledgor irrevocably waives the right to make any withdrawal from the Proceeds Account and the right to instruct the Administrative Agent to honor drafts against the Proceeds Account.
     (g) Retention of Pledged Collateral. The Administrative Agent may, after providing the notices required by Section 9A-620(a) of the UCC or otherwise complying with any requirement of applicable Laws, accept or retain the Pledged Collateral or any part thereof in

17

satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Pledged Collateral in satisfaction of any Secured Obligations for any reason.
     (h) Duty of Care. Except for the exercise of reasonable care in the custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. Neither the Administrative Agent nor any of its Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact shall be liable for failure to demand, collect or realize upon all or any part of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of the Pledgor or otherwise.
     (i) Application of Proceeds. Subject to subsection (f) above, except as otherwise required by the UCC or other applicable Laws, the cash proceeds actually received from the sale or other disposition or collection of the Pledged Collateral, and any other amounts received in respect of the Pledged Collateral the application of which is not otherwise provided for herein, shall be applied:
First, to payment of any fees, costs or out-of-pocket expenses (including attorneys’ fees and costs) incurred by the Administrative Agent in connection with sale or other disposition or collection of the Pledged Collateral;
Second, to payment of any fees, costs, or out-of-pocket expenses (including attorneys’ fees and costs) payable to the Administrative Agent under this Agreement;
Third, to payment in full of the Secured Obligations (to the extent not included in clause First or Second above); and
Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Pledgor or as otherwise required by Law.
The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. The Pledgor shall remain liable to the Administrative Agent and the Lenders for any deficiency which exists after any sale or other disposition or collection of the Pledged Collateral.
     12. Certain Waivers. The Pledgor waives, to the fullest extent permitted by applicable Laws, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Administrative Agent (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Administrative Agent’s power, or (D) to make or give any presentments, demands for performance, notices of

18

nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral.
     13. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement and Section 18 of the Guaranty.
     14. No Waiver; Cumulative Remedies. No failure by the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent and the Lenders. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.
     15. Costs and Expenses; Indemnification; Other Charges.
     (a) Costs and Expenses. The Pledgor agrees to pay upon demand to the Administrative Agent the amount of any and all fees, costs or out-of-pocket expenses (including attorneys’ fees and costs) incurred by the Administrative Agent in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Pledged Collateral (including all expenses of sales and collections of the Pledged Collateral), (iii) the exercise, enforcement or protection of any of the rights of the Administrative Agent and the Lenders under this Agreement (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Secured Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law) or (iv) the failure of the Pledgor to perform or observe any of its obligations under this Agreement.
     (b) Indemnification. The Pledgor shall indemnify and hold harmless the Administrative Agent and its Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including attorneys’ fees and costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the

19

gross negligence or willful misconduct of such Indemnitee. The agreements in this subsection (b) shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all the Secured Obligations.
     (c) Additional Secured Obligations. All amounts due under this Section shall be payable within ten days of written demand therefor. If any amount payable by the Pledgor under this Agreement is not paid when due, such amount shall (i) thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate set forth in the Credit Agreement and (ii) be additional Secured Obligations secured hereby and by the other Loan Documents.
     16. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by the Pledgor without such consent shall be null and void).
     17. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT TO THE EXTENT THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY PLEDGED COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF WASHINGTON; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     18. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless in writing signed by the Pledgor and the Administrative Agent (subject to any consent required in accordance with Section 10.01 of the Credit Agreement) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit under the Credit Agreement shall not be construed as a waiver of any Default under the Credit Agreement.
     19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     20. Integration. This Agreement, together with the other Loan Documents, comprises the complete, final and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.
     21. Additional Pledgors. Pursuant to the terms of the Credit Agreement, each Domestic Material Subsidiary is required to enter into the Guaranty as a Guarantor, the Guarantor Security Agreement as a Debtor (as defined in the Guarantor Security Agreement), and this Agreement as Pledgor, in each case, promptly after becoming a Domestic Material

20

Subsidiary. Upon the execution and delivery by such Domestic Material Subsidiary of an instrument in the form of Annex 2 hereto and acceptance thereof by the Administrative Agent, such Domestic Material Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.
     22. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     23. Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article X thereof, such provisions are incorporated herein by this reference.
     24. No Inconsistent Requirements. The Pledgor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.
     25. Oral Agreements. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
[Intentionally Left Blank]

21

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[_____________________________________]
By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

22

SCHEDULE 1
PLEDGED CAPITAL STOCK

Part (a).	Pledged Domestic Material Subsidiaries:

Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership

Part (b).	Pledged Foreign Subsidiaries:

Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership
Form of Guarantor Pledge Agreement

F-2-23

ANNEX 1
APPENDIX REGARDING ADDITIONAL PLEDGED STOCK
APPENDIX REGARDING ADDITIONAL PLEDGED STOCK NO. ____ dated as of __________________, to the Pledge Agreement dated as of (the “Pledge Agreement”) made by __________________, a __________________ (the “Pledgor”) and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders and its successors as agent for the Lenders (in such capacity, and together with its successors as agent for the Lenders, the “Administrative Agent”).
RECITALS
A. Flow International Corporation, a Washington corporation (“Borrower”) is a party to that certain Third Amended and Restated Credit Agreement dated as of March 2, 2011, by and among the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., a national banking association, as Administrative Agent, Swing Line Lender and L/C Issuer (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Credit Agreement”).
B. The Pledgor has entered into the Pledge Agreement in order to induce the Lenders (including the L/C Issuer and the Swing Line Lender) to make Credit extensions under the Credit Agreement, and pursuant to Section 3(a) of the Pledge Agreement the Pledgor is required to deliver to the Administrative Agent all certificates, instruments or other writings representing or evidencing Pledged Capital Stock received by the Pledgor after the date of the Pledge Agreement together with a duly executed Appendix substantially in the form hereof.
C. The Pledgor is executing this Appendix in accordance with the requirements of the Pledge Agreement in consideration for the Lenders (including the L/C Issuer and the Swing Line Lender) to make Credit Extensions under the Credit Agreement.
D. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.
Accordingly, the Pledgor agrees as follows:
     1. The Pledgor agrees that this Appendix may be attached to the Pledge Agreement and that the shares of capital stock or other equity securities listed on this Appendix shall be and become part of the Pledged Collateral referred to in the Pledge Agreement and shall secure all Secured Obligations.
     2. The Pledgor agrees that the shares of capital stock and other equity securities listed below shall for all purposes constitute Pledged Collateral and shall be subject to the security interest created by the Pledge Agreement.
Form of Guarantor Security Agreement

G-2-24

Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership
     3. The Pledgor certifies that the representations and warranties set forth in Section 4 of the Pledge Agreement are true and correct with respect to the shares of capital stock or other equity securities listed on this Appendix on and as of the date hereof.
     4. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.
     5. THIS APPENDIX SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
     6. The Pledgor agrees to reimburse the Administrative Agent for its out-of-pocket expenses (including attorneys’ fees and costs) incurred in connection with this Appendix.
IN WITNESS WHEREOF, the Pledgor has executed this Appendix by its duly authorized officer as of the day and year first above written.

By:
Name:
Title:

Accepted:
BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

Form of Guarantor Security Agreement

G-2-25

ANNEX 2
SUPPLEMENT
     SUPPLEMENT NO. ____ dated as of __________________, to the Pledge Agreement dated as of __________________ (the “Pledge Agreement”) made by and among [___________________] (including any additional pledgors becoming a party to the Pledge Agreement as provided in Section 21 thereof, collectively, the “Pledgors” and individually, a “Pledgor”), and Bank of America, N.A., a national banking association, as administrative agent for the Lenders (as defined herein) and its successors as agent for the Lenders (in such capacity, and together with its successors as agent for the Lenders, the “Administrative Agent”).
RECITALS
     A. Flow International Corporation, a Washington corporation (the “Borrower”) is a party to that certain Third Amended and Restated Credit Agreement dated as of March 2, 2011, by and among the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., a national banking association, as Administrative Agent, Swing Line Lender and L/C Issuer and Banc of America Securities LLC as Sole Lead Arranger and Sole Book Manager (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Credit Agreement”).
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     C. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders (including the L/C Issuer and the Swing Line Lender) to make Credit Extensions under the Credit Agreement, and pursuant to Section 6.12 of the Credit Agreement, each Domestic Material Subsidiary that was not in existence or was not a Guarantor on the date of the Credit Agreement is required to become a Guarantor and enter into the Guarantor Pledge Agreement as Pledgor upon becoming a Domestic Material Subsidiary.
     D. The undersigned Domestic Material Subsidiary (the “New Pledgor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor in consideration for the Lenders to make Loans and to continue Loans heretofore made and for L/C Issuer to issue Letters of Credit under the Credit Agreement.
     Accordingly, the New Pledgor agrees as follows:
     1. In accordance with Section 21 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby (a) agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the ratable benefit of the Administrative Agent and the Lenders, their
Form of Guarantor Security Agreement

G-2-26

successors and assigns, a security interest in and lien on all of the New Pledgor’s right, title and interest in, to and under the Pledged Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a “Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.
     2. The New Pledgor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     3. This Supplement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall, subject to applicable Law, be as effective as delivery of a manually-signed original thereof.
     4. The New Pledgor hereby represents and warrants that set forth under its signature hereto, is the true and correct legal name of the New Pledgor, its jurisdiction of formation and, if such New Pledgor is not a “registered organization” under the UCC, the location of its chief executive office.
     5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.
     6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
     7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature below.
     9. The New Pledgor agrees to reimburse the Administrative Agent for its out-of-pocket expenses (including attorneys’ fees and costs) incurred in connection with this Supplement.
Form of Guarantor Security Agreement

G-2-27

     IN WITNESS WHEREOF, the New Pledgor has executed this Supplement by its duly authorized officer as of the day and year first above written.

[NEW PLEDGOR]
By:
Name:
Title:
Address:

Accepted:
BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

Form of Guarantor Security Agreement

G-2-28

EXHIBIT G
FORM OF GUARANTOR SECURITY AGREEMENT
SECURITY AGREEMENT
     This SECURITY AGREEMENT (“Agreement”) is entered into as of                    by [____________________] (together with any additional debtors becoming a party hereto as provided in Section 22 hereof, collectively, the “Debtors” and individually, a “Debtor”), in favor of BANK OF AMERICA, N.A., a national banking association, as administrative agent for the Lenders (as defined herein) and its successors as administrative agent for the Lenders (in such capacity, and together with its successors as administrative agent for the Lenders, the “Administrative Agent”).
RECITALS
     A. Flow International Corporation, a Washington corporation (the “Borrower”) is a party to that certain Third Amended and Restated Credit Agreement dated as of March 2, 2011, by and among the Borrower, Lenders and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Credit Agreement”).
     B. Each Debtor is executing this Agreement in accordance with the requirements of the Credit Agreement in consideration for the Lenders to make Loans and to continue Loans heretofore made and for the L/C Issuer to issue Letters of Credit under the Credit Agreement.
     C. Each Debtor as a direct or indirect wholly-owned Subsidiary of the Borrower will derive substantial and direct benefits (which benefits are hereby acknowledged by each Guarantor) from the Loans and the Letters of Credit and other benefits to be provided to the Borrower under the Credit Agreement;
     NOW, THEREFORE, in consideration of the foregoing and in order to induce the Lenders to make and continue Loans and the L/C Issuer to issue Letters of Credit under the Credit Agreement, each Debtor hereby agrees as follows:
     1. Definitions; Interpretation.
     (a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.
     (b) Certain Defined Terms. As used in this Agreement, the following terms have the following meanings:
     “Account Debtor” means any Person who is or who may become obligated to any Debtor under, with respect to or on account of an Account or other Right to Payment.
Form of Guarantor Security Agreement

G-2-1

     “Administrative Agent” has the meaning set forth in the introductory paragraph hereto.
     “Bank of America” shall mean Bank of America, N.A., a national banking association, and its successors.
     “Collateral” shall have the meaning assigned to such term in Section 2(a).
     “Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Debtor or which any Debtor otherwise has the right to license, or granting to any Debtor the right to use any Copyright now or hereafter owned by any third party, including those listed in Part (b) of Schedule 3 hereto, and all rights of any such Debtor under any such agreement.
     “Copyrights” shall mean all of the following now owned or hereafter acquired by any Debtor: (i) all copyright rights in any work subject to the copyright laws of the United States, any state thereof or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, whether as author, assignee, transferee or otherwise, including those listed in Part (a) of Schedule 3 hereto, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office or in any similar offices in any other country.
     “Credit Agreement” has the meaning set forth in the preamble hereto.
     “Debtor” has the meaning set forth in the introductory paragraph hereto.
     “Event of Default” shall have the meaning assigned to such term in Section 11.
     “Excluded Collateral” means, collectively (i) the Debtor’s rights under contracts and agreements which by their terms prohibit the granting of a security interest therein or assignment thereof (except for (a) Accounts, Payment Intangibles and other General Intangibles for money due or to become due thereunder and (b) any such contract as to which consent for the Security Interest has been obtained); provided, however, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Debtor of a security interest pursuant to this Agreement in any such Collateral to the extent that an otherwise applicable prohibition on such grant is rendered ineffective by the UCC or other applicable Laws, and (ii) Equipment subject to a capitalized lease or purchase money Liens permitted under the Credit Agreement that prohibits the granting of any other Lien on such Equipment; provided that such Equipment shall become Collateral upon release of such capitalized lease or purchase money Lien.
     “Intellectual Property” means the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses of the Debtors, all goodwill associated therewith and all rights to sue for infringement thereof.
     “Lender” has the meaning set forth in the preamble hereto, and all references to the “Lenders” or any “Lender” herein shall include the Swing Line Lender in its capacity as a Lender and as Swing Line Lender and the L/C Issuer in its capacity as a Lender and as L/C Issuer.
Form of Guarantor Security Agreement

G-2-2

     “License” means any Patent License, Trademark License, or Copyright License or other license or sublicense agreement to which any Debtor is a party, including those listed on Schedules 3, 4 and 5 hereto.
     “Loan Party” means the Borrower or any Debtor.
     “Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Debtor or which any Debtor otherwise has the right to license, is in existence, or granting to such Debtor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, including those listed in Part (c) of Schedule 4 hereto, and all rights of such Debtor under any such agreement.
     “Patents” shall mean all of the following now owned or hereafter acquired by any Debtor: (i) all letters patent of the United States or any other country or any political subdivision thereof, all registrations and recordings thereof, including those listed in Part (a) of Schedule 4 hereto, (ii) all applications for letters patent of the United States or the equivalent thereof in any similar offices in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or the equivalent thereof in any similar offices in any other country, including those listed in Part (b) of Schedule 4 hereto, and (iii) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
     “Pledge Agreement” means the Pledge Agreement dated as of _______________, 2008, as amended, made between the Debtor and the Administrative Agent.
     “Permitted Liens” means each of the Liens expressly permitted to be prior to the Security Interest pursuant to Section 7.01 of the Credit Agreement.
     “Rights to Payment” means all Accounts, and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Payment Intangibles, Instruments and Proceeds.
     “Security Interest” shall have the meaning assigned to such term in Section 2(a).
     “Secured Obligations” means, collectively (i) all liabilities, obligations, covenants and duties of any Debtor arising under the Guaranty Agreement or any other Loan Document to which a Debtor is a party, and (ii) all debts, liabilities, obligations, covenants and duties of any Debtor arising under this Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any
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Debtor or which any Debtor otherwise has the right to license, or granting to the Debtor any right to use any Trademark now or hereafter owned by any third party, including those listed in Part (b) of Schedule 5 hereto, and all rights of any such Debtor under any such agreement.
     “Trademarks” shall mean all of the following now owned or hereafter acquired by any Debtor: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and pending applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed in Part (a) of Schedule 5 hereto, (ii) all goodwill associated therewith or symbolized thereby and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.
     “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Washington; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Washington, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
     (c) Terms Defined in UCC. Terms used in this Agreement that are defined in the UCC have the meanings given to them in the UCC, including the following which are capitalized herein: Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Entitlement Holder, Equipment, Farm Products, Financial Assets, Fixture, General Intangible, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Payment Intangible, Proceeds, Products, Securities Account, Securities Intermediary, Security, Supporting Obligation and Tangible Chattel Paper.
     (d) Interpretation. The rules of construction and interpretation specified in Sections 1.02 through 1.05 of the Credit Agreement also apply to this Agreement and are incorporated herein by this reference.
     2. Security Interest.
     (a) Grant of Security Interest. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Debtor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the ratable benefit of the Administrative Agent and the Lenders, their successors and assigns, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Administrative Agent and the Lenders, their successors and assigns, a security interest (the “Security Interest”) in all right, title or interest of the Debtor in or to any and all of the following assets and properties now owned or
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at any time hereafter acquired by any Debtor or in which such Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):
     (i) all Accounts;
     (ii) all Chattel Paper;
     (iii) all Deposit Accounts;
     (iv) all Documents;
     (v) all Equipment;
     (vi) all Fixtures;
     (vii) all General Intangibles;
     (viii) all Instruments;
     (ix) all Inventory;
     (x) all Intellectual Property;
     (xi) all Investment Property;
     (xii) all Letter-of-Credit Rights;
     (xiii) all specified Commercial Tort Claims, if any;
     (xiv) all books and records pertaining to the assets and properties described in this Section 2(a);
     (xv) all other goods and personal property of each Debtor whether tangible or intangible wherever located; and
     (xvi) to the extent not otherwise included, all Proceeds and Products of any and all of the foregoing;
provided, however, that the Collateral shall not include the Excluded Collateral.
     (b) Debtors Remains Liable. Anything herein to the contrary notwithstanding, (i) each Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Administrative Agent of any of the rights hereunder shall not release a Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) neither the Administrative Agent nor any other Lender shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or any other
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Lender be obligated to perform any of the obligations or duties of a Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.
     (c) Continuing Security Interest. Each Debtor acknowledges and agrees that the Security Interest in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations and (ii) except as provided in Section 12, is not to be construed as an assignment of any Intellectual Property.
     3. Financing Statements, Etc. Each Debtor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9A (or the equivalent) of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether each Debtor is an organization, the type of organization and any organizational identification number issued to such Debtor and (ii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting As Extracted Collateral or timber to be cut, a sufficient description of the real property to which such Collateral relates. Each Debtor agrees to provide such information to the Administrative Agent promptly upon request. Without limiting the foregoing, each Debtor hereby irrevocably authorizes the Administrative Agent to file one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of the Debtor. Each Debtor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such other documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by a Debtor, without the signature of such Debtor, and naming such Debtor as debtor and the Administrative Agent as secured party. The Debtors authorize and agree that the Administrative Agent may file a financing statement describing the Collateral as “ALL ASSETS.”
     4. Representations and Warranties. In addition to the representations and warranties of each Debtor set forth in the Guaranty Agreement, which are incorporated herein by this reference, each Debtor represents and warrants to the Administrative Agent that:
     (a) Chief Executive Office; Legal Name; State of Organization. Each Debtor’s chief executive office and chief place of business are (and for the prior four months has been) located at the locations set forth in Part (a) of Schedule 1 hereto (as updated from time to time), and each Debtor keeps its books and records at such location. Each Debtor’s exact corporate or organizational name, the jurisdiction of its incorporation or organization (and for the prior four months has been its location) and the identification number given by its jurisdiction of incorporation or organization is set forth in Part (b) of Schedule 1 hereto. Each Debtor has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any trade name not disclosed in Part (c) of Schedule 1 hereto (as updated from time to time).
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     (b) Location of Tangible Collateral. The location of all tangible Collateral owned by each Debtor is as shown in Schedule 2 hereto (as updated from time to time), except for such tangible Collateral that is in transit or temporarily in storage at locations not listed in Schedule 2, in the ordinary course of a Debtor’s business.
     (c) Ownership and Authority. Each Debtor is the sole legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time a Debtor acquires rights in such Collateral, will be the sole legal and beneficial owner thereof) and has the right, power and authority to grant to the Administrative Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement. Each Debtor is not a party to any material license or any material lease that contains legally enforceable restrictions on the granting of a security interest therein.
     (d) Validity of Security Interest. The Security Interest constitutes (i) a legal and valid security interest which is enforceable against the Collateral in which each Debtor now has rights and will create a security interest which is enforceable against the Collateral in which such Debtor hereafter acquires rights at the time such Debtor acquires any such rights (except in each case as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other provisions of applicable Laws relating to or affecting creditors’ rights generally, and by general equity principles); and (ii) when properly perfected by filing or otherwise, the Security Interest shall constitute a valid perfected security interest in the Collateral, in which each Debtor now has rights, and will have a perfected security interest in the Collateral in which such Debtor hereafter acquires rights at the time such Debtor acquires any such rights, to the extent that a security interest may be perfected by filing or otherwise under the UCC or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office, in each case securing the payment and performance of the Secured Obligations. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 7.01 of the Credit Agreement
     (e) Absence of Other Liens. None of the Debtors has filed nor consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable Laws covering any Collateral, (ii) any assignment in which any Debtor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Debtor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any Governmental Authority, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, other than, in each case, with respect to a Permitted Lien.
     (f) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, As Extracted Collateral, timber to be cut, Consumer Goods, Farm Products or Manufactured Homes.
     (g) Rights to Payment.
     (i) The Rights to Payment represent valid, binding and enforceable obligations of the Account Debtors or other Persons obligated thereon, representing
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undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens (other than Permitted Liens), and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent reflected by a Debtor’s reserves for uncollectible Rights to Payment or to the extent, if any, that such Account Debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(k), or as otherwise disclosed to the Administrative Agent in writing;
     (ii) To each Debtor’s knowledge, all Account Debtors are solvent and generally paying their debts as they come due except to the extent that the Debtor has established adequate reserves therefor in accordance with GAAP;
     (iii) To each Debtor’s knowledge, all Rights to Payment comply in all material respects with all applicable Laws concerning form, content and manner of preparation and execution, including where applicable any, federal or state consumer credit laws;
     (iv) No Debtor has assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the other Loan Documents to which such Debtor is a party;
     (v) All statements made, all unpaid balances and all other information in the books and records and other documentation pertaining to the Rights to Payment are true and correct and in all material respects what they purport to be; and
     (vi) No Debtor has knowledge of any fact or circumstance which would impair the validity or collectibility of the Rights to Payment in the aggregate.
     (h) Inventory. Except as otherwise provided in Section 4(b) above, no Inventory of any Debtor is stored with any bailee, warehouseman or similar Person or on any premises leased to any Debtor, nor has any such Inventory been consigned to any Debtor or consigned by any Debtor to any Person or is held by any Debtor pursuant to a sale or return, sale on approval or similar arrangement.
     (i) Intellectual Property.
     (i) Schedules 3, 4 and 5 hereto includes, respectively, all registered and unregistered Copyrights, Patents and Trademarks owned by or licensed (pursuant to a written license) by or to any Debtor as of the date hereof.
     (ii) All Intellectual Property of the Debtors is valid, subsisting, unexpired, enforceable and has not been abandoned, and each of the Debtors is legally entitled to use each of its tradenames.
     (iii) Except as set forth in Schedules 3, 4 and 5 hereto, none of the Intellectual Property of any Debtor is the subject of any licensing or franchise agreement.
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     (iv) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of any Intellectual Property of any Debtor.
     (v) No action or proceeding is pending seeking to limit, cancel or question the validity of any Intellectual Property of any Debtor, or which, if adversely determined, would have a material adverse effect on the value of any such Intellectual Property.
     (vi) All applications pertaining to the Intellectual Property of any Debtor have been duly and properly filed, and all registrations or letters pertaining to such Intellectual Property have been duly and properly filed and issued, and all of such Intellectual Property is valid and enforceable.
     (vii) No Debtor has made any assignment or agreement in conflict with the Security Interest of the Administrative Agent in Collateral consisting of Intellectual Property.
     (j) Documents, Instruments and Chattel Paper. To each Debtor’s knowledge, all Documents, Instruments and Chattel Paper describing, evidencing or constituting Collateral are complete, valid, and genuine.
     (k) Equipment. None of the Equipment or other Collateral is affixed to real property, except for Collateral with respect to which a Debtor has supplied the Administrative Agent with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of the Security Interest of the Administrative Agent in all such Collateral which may be fixtures as against all Persons having an interest in the premises to which such property may be affixed. None of the Equipment is leased from or to any Person, except for non-material items.
     (l) Deposit Accounts. The names and addresses of all financial institutions at which each Debtor maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 6.
     (m) Commercial Tort Claims. No Debtor holds any commercial tort claim(s).
     (n) Consents. Except for (i) consents required by landlords or lessors of certain real property leased by Debtor, (ii) the filing or recording of UCC financing statements, (iii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office or (iv) obtaining control to perfect the Security Interest granted by each Debtor pursuant hereto, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including any stockholder, member or creditor of any Debtor), is required (A) for the grant by each Debtor of the Security Interest in the Collateral pursuant hereto or for the execution, delivery or performance of this Agreement by each Debtor or (B) for the perfection of the Security Interest or the exercise by the Administrative Agent of the rights and remedies provided for in this Agreement.
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     5. Covenants. In addition to the covenants of each Debtor set forth in the Guaranty Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations shall remain unpaid or unsatisfied, each Debtor shall:
     (a) Defense of Collateral. At its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien, other than Permitted Liens.
     (b) Preservation of Collateral. Maintain, preserve and protect the tangible Collateral in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the Debtor determines in good faith that the failure to repair or replace such tangible Collateral will not materially detract from its value or materially impair its use in the business of the Debtor; not use the Collateral in violation of the provisions of this Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable requirement of Law; and not permit any Collateral to be or become a Fixture to real property or an Accession to other personal property unless the Administrative Agent has a valid, perfected and first priority security interest for the ratable benefit of the Lenders in such real or personal property.
     (c) Change of Name, Identity or Structure. Promptly notify the Administrative Agent in writing of any change (i) in its corporate or organization name, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to the Collateral owned by it, (iii) in its identity, type of organization, corporate structure or jurisdiction of incorporation or organization or (iv) in its Federal Taxpayer Identification Number or other identification number given by its jurisdiction of incorporation or organization, and not to effect or permit any change referred to in clauses (i) through (iv) unless all filings have been made under the UCC or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral.
     (d) Location of Collateral. Promptly notify the Administrative Agent in writing of any change in the location of any office or facility at which Collateral (other than real property and improvements and fixtures thereto) owned by it (including the establishment of any such new office or facility) with a book value in excess of $500,000 is located.
     (e) Maintenance of Records. Maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Debtor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, mark its books and records to reflect the Security Interest, and, at such time or times as the Administrative Agent may reasonably request, promptly provide the Administrative Agent with a duly certified listing in form and detail reasonably satisfactory to the Administrative Agent showing the identity, amount and location of any and all Collateral.
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     (f) Disposition of Collateral. Not make or permit to be made any sale, transfer, license or other disposition of any of the Collateral or any right or interest therein and shall remain at all times in possession of the Collateral, except to the extent permitted by the Guaranty Agreement.
     (g) No Liens. Not make or permit to be made an assignment, pledge or hypothecation of any of the Collateral or create or permit to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens.
     (h) Insurance. Maintain insurance covering physical loss or damage to all of the tangible Collateral with financially sound and reputable insurance companies not Affiliates of any Debtor in amounts as are customarily carried by Persons engaged in the same or similar business and as otherwise required by Section 6.07 of the Credit Agreement.
     (i) Taxes. Pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon, relating to or affecting any of the Collateral.
     (j) Leased Premises. Upon the request of the Administrative Agent, obtain from each Person from whom each Debtor leases any office or facility at which Collateral (other than real property and improvements and fixtures thereto) with a book value in excess of $500,000 is at any time present such subordination, waiver, consent and estoppel agreements as the Administrative Agent may require, in form and substance reasonably satisfactory to the Administrative Agent.
     (k) Rights to Payment.
     (i) Upon the request of the Administrative Agent, promptly provide the Administrative Agent with: (A) master customer listings, including all names and addresses, together with copies or originals (as requested by the Administrative Agent) of documents, customer statements, repayment histories and present status reports relating to the Accounts; (B) accurate records and summaries of Accounts, including detailed agings specifying the name, face value and date of each invoice, and listings of Accounts that are disputed or have been cancelled; and (C) such other matters and information relating to the Accounts as the Administrative Agent shall from time to time reasonably request;
     (ii) Give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the ordinary course of business, according to normal trade practices utilized by such Debtor in the past, and enforce all Accounts and other Rights to Payment strictly in accordance with their terms, and take all such action to such end as may from time to time be reasonably requested by the Administrative Agent, except that the Debtor may grant any extension of the time for payment;
     (iii) If any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the knowledge of such Debtor, any dispute, setoff, claim, counter-claim or defense exists or has been
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asserted or threatened with respect to an Account or other Right to Payment, disclose such fact fully to the Administrative Agent in the books and records relating to such Account or other Right to Payment and in connection with any invoice or report furnished by such Debtor to the Administrative Agent relating to such Account or other Right to Payment;
     (iv) If any Accounts arise from contracts with the United States or any department, agency or instrumentality thereof, immediately notify the Administrative Agent thereof and execute any documents and instruments and take any other steps requested by the Administrative Agent in order that all monies due and to become due thereunder shall be assigned to the Administrative Agent and notice thereof given to the federal authorities under the Federal Assignment of Claims Act of 1940;
     (v) If at any time a Debtor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account or other Right to Payment, such Debtor shall, at Administrative Agent’s request, promptly assign such security interest to the Administrative Agent, which assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest;
     (vi) In accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;
     (vii) Upon the request of the Administrative Agent, mark the Accounts and other Rights to Payment and all of such Debtor’s books and records pertaining thereto with such legends as the Administrative Agent shall reasonably specify to reference to the fact that the Accounts and other Rights to Payment have been assigned to the Administrative Agent for the benefit of the Lenders and that the Administrative Agent has a security interest therein;
     (viii) Upon the request of the Administrative Agent (A) at any time, notify all or any designated portion of the Account Debtors of the Security Interest and (B) upon the occurrence of an Event of Default, notify the Account Debtors or any designated portion thereof that payment shall be made directly to the Administrative Agent or to such other Person or location as the Administrative Agent shall specify; and
     (ix) Upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Administrative Agent shall require.
     (l) Collateral Held by Bailee, Etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of a Debtor, (i) notify the Administrative Agent of such possession, (ii) notify such Person of the Security Interest and (iii) obtain a written acknowledgment from such Person that it is holding such Collateral subject to the Security Interest and the instructions of the Administrative Agent.
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     (m) Inventory. Upon the request of the Administrative Agent: (i) promptly provide the Administrative Agent with a report of all Collateral consisting of Inventory, in form and substance satisfactory to the Administrative Agent (ii) take a physical listing of such Inventory and promptly deliver a copy of such physical listing to the Administrative Agent; and (iii) if any Collateral consisting of Inventory is at any time evidenced by a document of title, immediately deliver such document of title to the Administrative Agent.
     (n) Equipment. Upon the request of the Administrative Agent, deliver to the Administrative Agent a report of each item of Equipment constituting Collateral, in form and substance satisfactory to the Administrative Agent.
     (o) Copyrights.
     (i) In Debtor’s reasonable business judgment and customary practice, employ the Copyright for each material work with such notice of copyright as may be required by law to secure copyright protection.
     (ii) Not do any act or knowingly omit to do any act whereby any Copyright may become invalidated and (A) not do any act, or knowingly omit to do any act, whereby any material Copyright may become injected into the public domain; (B) promptly notify the Administrative Agent if it knows, or has reason to know, that any Copyright could reasonably be expected to become injected into the public domain or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in any court or tribunal in the United States or any other country) regarding such Debtor’s ownership of any such Copyright or its validity; (C) take all commercially reasonable steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Copyright owned by such Debtor, which such Debtor reasonably determines are necessary or desirable for the conduct of its business, including filing of applications for renewal where necessary; and (D) promptly notify the Administrative Agent of any material infringement of any Copyright of such Debtor of which it becomes aware (with respect to Copyrights that such Debtor reasonably determines is necessary or desirable for the conduct of its business) and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.
     (iii) Not make any assignment or agreement in conflict with the Security Interest of the Administrative Agent in Collateral consisting of Copyrights.
     (p) Patents and Trademarks.
     (i) (A) Continue to use each Trademark, which such Debtor reasonably determines is necessary or desirable for the conduct of its business, in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such
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Trademark, (C) employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (E) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated.
     (ii) Not do any act, or omit to do any act, whereby any Patent, which the Debtor reasonably determines is necessary or desirable for the conduct of its business, may become abandoned or dedicated.
     (iii) (A) Promptly notify the Administrative Agent if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark which the Debtor reasonably determines is necessary or desirable for the conduct of its business may become abandoned or dedicated, or of any material adverse determination or development (including, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Debtor’s ownership of any such Patent or Trademark which the Debtor reasonably determines is necessary or desirable for the conduct of its business or its right to register the same or to keep, maintain and use the same; and (B) at the end of each fiscal quarter of Borrower, notify the Administrative Agent if it knows, or has reason to know, that any other application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any material adverse determination or development (including, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the Debtor’s ownership of any such Patent or Trademark or its right to register the same or to keep, maintain and use the same.
     (iv) Whenever such Debtor, either by itself or through an agent, employee, licensee or designee, shall file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Debtor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Debtor shall execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in any Patent or Trademark and the goodwill and General Intangibles of such Debtor relating thereto or represented thereby.
     (v) Take all reasonable and necessary steps, including, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application, to obtain the relevant registration and to maintain each registration of the Patents and Trademarks, which such Debtor reasonably determines is necessary or desirable for the conduct of its business, including filing of applications for renewal, affidavits of use and affidavits of incontestability.
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     (vi) Promptly after learning thereof, notify the Administrative Agent and each Lender that any Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party and, if such Patent or Trademark is necessary or desirable for the conduct of such Debtor’s business, then either (A) promptly sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or (B) take such other actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.
     (vii) Except for licenses to third parties in the ordinary course of business, not make any assignment or agreement in conflict with the Security Interest of the Administrative Agent in Collateral consisting of Patents or Trademarks.
     (q) New Patents, Copyrights and Trademarks. With respect to applications for new Copyrights, Patents or Trademarks which the Debtor reasonably determines are necessary or desirable for the conduct of its business promptly provide, and with respect to other applications for new Copyrights, Patents or Trademarks at the end of each fiscal quarter of Borrower provide, the Administrative Agent with the following (i) a listing of such applications (together with a listing of the issuance of registrations or letters on present applications), which new applications and issued registrations or letters shall be subject to the terms and conditions hereunder, and (ii) (A) with respect to Copyrights, a duly executed Notice of Grant of Security Interest in Copyrights substantially in the form of Annex 1 hereto, (B) with respect to Patents, a duly executed Notice of Grant of Security Interest in Patents substantially in the form of Annex 2 hereto, (C) with respect to Trademarks, a duly executed Notice of Grant of Security Interest in Trademarks substantially in the form of Annex 3 hereto or (D) such other duly executed documents as the Administrative Agent may request in a form acceptable to counsel for the Administrative Agent and suitable for recording to evidence the security interest in the Copyright, Patent or Trademark which is the subject of such new application.
     (r) Fixtures. Except for Collateral with respect to which a Debtor has supplied the Administrative Agent with all information and documentation necessary to make all fixture filings required to perfect and protect the priority of the Security Interest in such Collateral, maintain all of the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture.
     (s) Notices, Reports and Information. (i) Promptly notify the Administrative Agent of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Security Interest of the Administrative Agent therein; (ii) promptly notify the Administrative Agent of any and all Commercial Tort Claims held or acquired by any Debtor or any of such Debtor’s Subsidiaries; (iii) upon the request of the Administrative Agent promptly provide to the Administrative Agent such statements, listings and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail; and (iv) upon request of the Administrative Agent make such demands and requests for information and reports as such Debtor is entitled to make in respect of the Collateral.
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     6. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in the Collateral, each Debtor agrees, in each case at its own expense, to take the following actions with respect to the following Collateral:
     (a) Instruments. Upon the request of the Administrative Agent, immediately deliver any Instruments held by such Debtor appropriately endorsed or accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent reasonably may from time to time specify.
     (b) Deposit Accounts. Upon the request of the Administrative Agent, for each Deposit Account that a Debtor at any time opens or maintains, either: (i) cause the depositary bank to agree to comply at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Debtor, pursuant to an agreement in a form satisfactory to the Administrative Agent, or (ii) arrange for the Administrative Agent to become the customer of the depositary bank with respect to such Deposit Account, with such Debtor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such Deposit Account; provided, however, that the provisions of this subsection (b) shall not apply to (A) Deposit Accounts for which the Administrative Agent is the depositary bank or (B) any Deposit Account which contain assets with an aggregate value of less than $500,000.
     (c) Investment Property. Except to the extent otherwise provided under the Pledge Agreement, upon the request of the Administrative Agent: (i) if a Debtor or its nominee holds any certificated Securities, immediately deliver such Securities to the Administrative Agent, or an agent designated by it appropriately endorsed or accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify; (ii) if a Debtor or its nominee holds any Securities that are uncertificated and are issued to such Debtor or its nominee directed by the issuer thereof, at the option of the Administrative Agent and pursuant to an agreement in form and substance satisfactory to it, either (A) cause the issuer to agree to comply with instructions from the Administrative Agent as to such Securities, without further consent of such Debtor or such nominee, or (B) arrange for the Administrative Agent to become the registered owner of the Securities; (iii) if a Debtor or its nominee holds any Securities, whether certificated or uncertificated, or other Investment Property through a Securities Intermediary or Commodity Intermediary, at the option of the Administrative Agent and pursuant to an agreement in form and substance satisfactory to it, either (A) cause such Securities Intermediary or (as the case may be) Commodity Intermediary to agree to comply with entitlement orders or other instructions from the Administrative Agent to such Securities Intermediary as to such Securities or other Investment Property, or, as the case may be, to apply any value distributed on account of any Commodity Contract as directed by the Administrative Agent to such Commodity Intermediary, in each case without further consent of such Debtor or such nominee, or (B) in the case of Financial Assets or other Investment Property held through a Securities Intermediary, arrange for the Administrative Agent to become the Entitlement Holder with respect to such Investment Property, with such Debtor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such Investment Property; provided, however, that the provisions of this subsection (c) shall not apply
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to any Financial Assets credited to a Securities Account for which the Administrative Agent is the Securities Intermediary.
     (d) Electronic Chattel Paper and Transferable Records. Upon the request of the Administrative Agent, take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent (i) control of any Electronic Chattel Paper of any Debtor under Section 9A-105 the UCC; and (ii) control of any “transferable record” of any Debtor under and as defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or, as the case may be, Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, as so in effect in the relevant jurisdiction.
     (e) Letter of Credit Rights. Upon the request of the Administrative Agent, for any letter of credit issued in favor of any Debtor, at the option of the Administrative Agent and pursuant to an agreement in form and substance satisfactory to it, either (i) arrange for the issuer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to such Debtor unless an Event of Default has occurred and is continuing.
     (f) Commercial Tort Claims. Upon the request of the Administrative Agent, promptly provide the Administrative Agent with a summary description of each Commercial Tort Claim held by any Debtor and, if requested by the Administrative Agent, promptly execute and deliver such statements, documents and notices and do and cause to be done all such things as may be required by the Administrative Agent, the UCC or any other applicable requirement of Law, to grant to the Administrative Agent, for the ratable benefit of Administrative Agent and Lenders, a security interest in such Commercial Tort Claim and in the Proceeds thereof.
     7. Further Assurances. Each Debtor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies of the Administrative Agent hereunder, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Document, Instrument or Chattel Paper, the applicable Debtor shall promptly so notify the Administrative Agent and thereafter, upon the request of the Administrative Agent, promptly deliver such Document, Instrument or Chattel Paper to the Administrative Agent, appropriately endorsed or accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent reasonably may from time to time specify. Each Debtor further agrees that it will not take any action or permit any action to be taken that would cause any membership interest in a limited liability company or partnership interest pledged hereunder to become a “security” as defined in Article 8 of the UCC, unless such membership interest or partnership interest has been certificated and pledged to the Administrative Agent. Without limiting the generality of the foregoing, each Debtor hereby authorizes the Administrative Agent, with prompt notice thereof to any Debtor, to supplement
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this Agreement by supplementing Schedules 3, 4 and 5 hereto or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that each Debtor shall have the right, exercisable within 10 days after it has been notified by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by each Debtor hereunder with respect to such Collateral. Each Debtor agrees that it will use its reasonable best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Administrative Agent of the specific identification of such Collateral.
     8. Inspection and Verification. The Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right, at the Debtors’ own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss each Debtor’s affairs with the officers of each Debtor and, upon the occurrence and during the continuation of an Event of Default, with their independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts and other Rights to Payment or Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Collateral for the purpose of making such a verification. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Lender.
     9. Collection of Rights to Payment. Until the Administrative Agent exercises its rights hereunder to collect Rights to Payment, each Debtor shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Administrative Agent, upon the occurrence and during the continuation of any Event of Default, all remittances received by any Debtor shall be held in trust for the Administrative Agent and, in accordance with the Administrative Agent’s instructions, remitted to the Administrative Agent or deposited to an account with the Administrative Agent in the form received (appropriately endorsed or accompanied by necessary instruments of transfer).
     10. Rights of Administrative Agent.
     (a) Power of Attorney. Each Debtor hereby appoints the Administrative Agent its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of each Debtor, to:
     (i) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;
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     (ii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;
     (iii) notify the applicable postal service authorities to change the address for delivery of mail addressed to such Debtor to such address as the Administrative Agent may designate and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;
     (iv) receive, open and dispose of all mail addressed to such Debtor;
     (v) send requests for verification of Rights to Payment to any Account Debtor;
     (vi) notify, or to require such Debtor to notify, Account Debtors to make all payments directly to the Administrative Agent;
     (vii) assert, adjust, sue for, compromise or release any claims under any policies of insurance;
     (viii) exercise dominion and control over, and refuse to permit further withdrawals from any Deposit Account, Securities Account or Commodities Account constituting part of the Collateral;
     (ix) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Administrative Agent;
     (x) ask for, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Administrative Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Administrative Agent with respect to the Collateral;
     (xi) execute any and all applications, documents, papers and instruments necessary for the Administrative Agent to use the Intellectual Property and grant or issue any exclusive or non-exclusive license or sublicense with respect to any Intellectual Property;
     (xii) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral; and
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     (xiii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of such Debtor, which the Administrative Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Administrative Agent’s security interest therein and to accomplish the purposes of this Agreement.
     The foregoing power of attorney is coupled with an interest and irrevocable so long as any of the Secured Obligations shall remain unpaid or unsatisfied. Each Debtor hereby ratifies, to the fullest extent permitted by applicable Laws, all that the Administrative Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this subsection (a).
     (b) Performance of Debtor Obligations. The Administrative Agent may perform or pay any obligation which any Debtor has agreed to perform or pay, but has failed to timely perform or pay under or in connection with this Agreement, and each Debtor shall reimburse the Administrative Agent on demand for any amounts paid by the Administrative Agent pursuant to this subsection (b).
     (c) Administrative Agent’s Duties. Notwithstanding any provision contained in this Agreement, the Administrative Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to any Debtor or any other Person for any failure to do so or delay in doing so.
     (d) Rights of Required Lenders. All rights of the Administrative Agent under this Agreement, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.
     11. Events of Default. The occurrence of an event which under the Credit Agreement would constitute an Event of Default shall be an event of default hereunder (an “Event of Default”).
     12. Remedies.
     (a) General Remedies. Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Guaranty Agreement or any other Loan Document to which a Debtor is a party, all rights and remedies of a secured party under the UCC and other applicable Laws. Without limiting the generality of the foregoing, each Debtor agrees that the Administrative Agent may:
     (i) require such Debtor to assemble all or any part of the Collateral and make it available to the Administrative Agent at any place and time designated by the Administrative Agent;
     (ii) peaceably and without notice enter any premises of such Debtor, take possession of any of the Collateral, remove or dispose of all or part of the Collateral on any premises or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend,
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exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Administrative Agent may determine;
     (iii) cause the Security Interest with respect to any of the Collateral consisting of Intellectual Property to become an assignment, transfer and conveyance of any or all such Collateral by such Debtor to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained);
     (iv) secure the appointment of a receiver of the Collateral or any part thereof to the extent and in the manner provided by applicable Laws;
     (v) exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, commodities, instruments, investment property or other property) from any Deposit Account, Securities Account or Commodities Account constituting part of the Collateral; and
     (vi) sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of such Debtor’s assets, without charge or liability to the Administrative Agent therefor) at public or private sale or at any broker’s board or on any securities exchange, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as the Administrative Agent deems advisable; provided, however, that such Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Administrative Agent.
     (b) Sale of Collateral. Each purchaser at any sale pursuant to this Agreement shall hold the property sold absolutely, free from any claim or right on the part of a Debtor, and each Debtor hereby waives, to the fullest extent permitted by applicable Laws, all rights of redemption, stay and appraisal which each such Debtor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall be authorized at any such sale to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof. Neither the Administrative Agent’s compliance with the UCC or any other applicable requirement of Law, in the conduct of any sale made pursuant to this Agreement, nor its disclaimer of any warranties relating to the Collateral, shall be considered to adversely affect the commercial reasonableness of such sale. The Administrative Agent shall give any Debtor ten days’ written notice (which each Debtor agrees is reasonable notice within the meaning of Section 9A-612 of the UCC) of the Administrative Agent’s intention to make any sale of Collateral. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed
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for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. To the fullest extent permitted by applicable Laws, the Administrative Agent or any other Lender may bid for or purchase the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or such Lender from a Debtor as a credit against the purchase price and the Administrative Agent or such Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Debtor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and the Debtors shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. To the fullest extent permitted by applicable Laws, any sale pursuant to the provisions of this subsection (b) shall be deemed to conform to the commercially reasonable standards as provided in Section 9A-610(b) of the UCC.
     (c) License. For the purpose of enabling the Administrative Agent to exercise its rights and remedies under this Section or otherwise in connection with this Agreement, each Debtor hereby grants to the Administrative Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to each such Debtor) to use, license or sub-license any of the Collateral now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon such Debtor notwithstanding any subsequent cure of such Event of Default.
     (d) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under any Letter of Credit or contingent amounts due under any Swap Contract ) upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, at its option, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the “Proceeds Account”) created and maintained by the Administrative Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Administrative Agent may elect to apply such proceeds to the Secured Obligations, and any Debtor agrees that such retention of such proceeds by the Administrative Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Administrative Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable Laws. Each Debtor agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, none of the Debtors shall have any right of withdrawal with respect to such funds. Accordingly, each Debtor irrevocably waives the right to make any withdrawal from
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the Proceeds Account and the right to instruct the Administrative Agent to honor drafts against the Proceeds Account.
     (e) Retention of Collateral. The Administrative Agent may, after providing the notices required by Section 9A-620(a) of the UCC (or any successor sections of the UCC) or otherwise complying with any requirement of applicable Laws, accept or retain the Collateral or any part thereof in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.
     (f) Duty of Care. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. Neither the Administrative Agent nor any of its Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or otherwise.
     (g) Application of Proceeds. Subject to subsection (d) above, except as otherwise required by the UCC or other applicable Laws, the cash proceeds actually received from the sale or other disposition or collection of the Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied
     First, to payment of any fees, costs or out-of-pocket expenses (including reasonable attorney fees and costs) incurred by the Administrative Agent in connection with sale or other disposition or collection of Collateral;
     Second, to payment of any fees, costs, or out-of-pocket expenses (including reasonable attorney fees and costs) payable to the Administrative Agent under this Agreement;
     Third, to payment in full of the Secured Obligations (to the extent not included in clause First or Second above) in accordance with Section 8.03 of the Credit Agreement; and
     Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, ratably to the Debtors or as otherwise required by Law.
The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Each Debtor shall remain liable to the Administrative Agent and the Lenders for any deficiency which exists after any sale or other disposition or collection of the Collateral.
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     13. Certain Waivers. Each Debtor waives, to the fullest extent permitted by applicable Laws, (a) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (b) any right to require the Administrative Agent (i) to proceed against any Person, (ii) to exhaust any other collateral or security for any of the Secured Obligations, (iii) to pursue any remedy in the Administrative Agent’s power, or (iv) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (c) all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.
     14. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement and Section 18 of the Guaranty Agreement.
     15. No Waiver; Cumulative Remedies. No failure by the Administrative Agent or any Lender to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Administrative Agent and the Lenders. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.
     16. Costs and Expenses; Indemnification; Other Charges.
     (a) Costs and Expenses. Each Debtor agrees to pay upon demand to the Administrative Agent the amount of any and all fees, costs or out-of-pocket expenses (including reasonable attorneys’ fees and costs) incurred by the Administrative Agent in connection with (i) the administration of this Agreement (including the customary fees and charges of the Administrative Agent or any of its Affiliates for any audits conducted by it or on its behalf with respect to Collateral), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral (including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral), (iii) the exercise, enforcement or protection of any of the rights of the Administrative Agent and the Lenders under this Agreement (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Secured Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law) or (iv) the failure of any Debtor to perform or observe any its obligations under this Agreement.
     (b) Indemnification. Each Debtor shall indemnify and hold harmless the Administrative Agent and its Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ fees and costs) of any kind or
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nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this subsection (b) shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all the Secured Obligations.
     (c) Additional Secured Obligations. All amounts due under this Section shall be payable within 10 days of written demand therefor. If any amount payable by any Debtor under this Agreement is not paid when due, such amount shall (i) thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws and (ii) be additional Secured Obligations secured hereby and by the other Loan Documents to which a Debtor is a party.
     17. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Debtors may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by any Debtor without such consent shall be null and void).
     18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT TO THE EXTENT THE PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF WASHINGTON; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
     19. Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Debtor therefrom, shall be effective unless in writing signed by the Debtor and the Administrative Agent (subject to any consent required in accordance with Section 10.01 of the Credit Agreement) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit under the Credit Agreement shall not be construed as a waiver of any Default under the Credit Agreement.
     20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     21. Integration. This Agreement, together with the other Loan Documents , comprises the complete, final and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.
     22. Additional Debtors. Pursuant to the terms of the Credit Agreement, each Domestic Material Subsidiary that was not in existence or was not a Guarantor on the date of the Credit Agreement is required to enter into the Guaranty Agreement as a Guarantor and this Agreement as a Debtor promptly after becoming a Domestic Material Subsidiary. Upon the execution and delivery by such Domestic Material Subsidiary of an instrument in the form of Annex 4 hereto and acceptance thereof by the Agent, such Domestic Material Subsidiary shall become a Debtor hereunder with the same force and effect as if originally named as a Debtor herein. The execution and delivery of any such instrument shall not require the consent of any other Debtor hereunder. The rights and obligations of each Debtor hereunder shall remain in full force and effect notwithstanding the addition of any new Debtor as a party to this Agreement.
     23. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     24. Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in Article X thereof, such provisions are incorporated herein by this reference.
     25. No Inconsistent Requirements. Each Debtor acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.
     26. Oral Agreements. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
[Intentionally Left Blank]
Form of Guarantor Security Agreement

G-2-26

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

[_________________________]
By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Form of Guarantor Security Agreement

G-2-27

SCHEDULE 1
LOCATION OF CHIEF EXECUTIVE OFFICE,
LEGAL NAME AND TRADE NAMES
Part (a). Location of chief executive office and chief place of business.
NOTE: SCHEDULES MUST BE COMPLETED BY DEBTOR.
Part (b). Legal name, state of formation and organization number.
NOTE: SCHEDULES MUST BE COMPLETED BY DEBTOR.
Part (c). Trade names.
NOTE: SCHEDULES MUST BE COMPLETED BY DEBTOR.
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SCHEDULE 2
LOCATION OF COLLATERAL
NOTE: SCHEDULES MUST BE COMPLETED BY DEBTOR.
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G-2-29

SCHEDULE 3
COPYRIGHTS AND COPYRIGHT LICENSES
Part (a). Copyrights.
NOTE: SCHEDULES MUST BE COMPLETED BY DEBTOR.
Part (b). Copyright licenses.
NOTE: SCHEDULES MUST BE COMPLETED BY DEBTOR.
Form of Guarantor Security Agreement

G-2-30

SCHEDULE 4
PATENTS AND PATENT LICENSES
Part (a). Letters patent.
NOTE: SCHEDULES MUST BE COMPLETED BY DEBTOR.
Part (b). Applications for letters patent.
NOTE: SCHEDULES MUST BE COMPLETED BY DEBTOR.
Part (c). Patent licenses.
NOTE: SCHEDULES MUST BE COMPLETED BY DEBTOR.
Form of Guarantor Security Agreement

G-2-31

SCHEDULE 5
TRADEMARKS AND TRADEMARK LICENSES
Part (a). Trademarks.
NOTE: SCHEDULES MUST BE COMPLETED BY DEBTOR.
Part (b). Trademark licenses.
NOTE: SCHEDULES MUST BE COMPLETED BY DEBTOR.
Form of Guarantor Security Agreement

G-2-32

SCHEDULE 6
DEPOSIT ACCOUNTS
NOTE: SCHEDULES MUST BE COMPLETED BY DEBTOR.
Form of Guarantor Security Agreement

G-2-33

ANNEX 1
NOTICE
OF
GRANT OF SECURITY INTEREST
IN
COPYRIGHTS
United States Copyright Office
Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of                      (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Security Agreement”) by and among [____________________] (collectively, with any additional debtors becoming a party to the Security Agreement, the “Debtors” and each a “Debtor”), and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the lenders referenced therein (the “Lenders”), the undersigned Debtor has granted a continuing security interest in and continuing lien upon, the copyrights and copyright applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
COPYRIGHTS

Copyright No.	Description of Copyright	Date of Copyright

COPYRIGHT APPLICATIONS

Copyright Application No.	Description of Copyright Applied For	Date of Copyright Application

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     The undersigned Debtor and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours, [DEBTOR NAME]
By:
Name:
Title:

Acknowledged and Accepted: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Form of Guarantor Security Agreement

G-2-35

ANNEX 2
NOTICE
OF
GRANT OF SECURITY INTEREST
IN
PATENTS
United States Patent and Trademark Office
Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of                      (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Security Agreement”) by and among [                    ] (collectively, with any additional debtors becoming a party to the Security Agreement, the “Debtors” and each a “Debtor”), and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the lenders referenced therein (the “Lenders”), the undersigned Debtor has granted a continuing security interest in and continuing lien upon, the patents and patent applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
PATENTS

Patent No.	Description of Patent	Date of Patent
PATENT APPLICATIONS

Patent Application No.	Description of Patent	Date of Patent
	Applied For	Application

Form of Guarantor Security Agreement

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     The Debtor and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any patent or patent application.

Very truly yours, [DEBTOR NAME]
By:
Name:
Title:

Acknowledged and Accepted: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Form of Guarantor Security Agreement

G-2-37

ANNEX 3
NOTICE
OF
GRANT OF SECURITY INTEREST
IN
TRADEMARKS
United States Patent and Trademark Office
Gentlemen:
     Please be advised that pursuant to the Security Agreement dated as of [                    ] (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Security Agreement”) by and among [                    ] (collectively, with any additional debtors becoming a party to the Security Agreement, the “Debtors” and each a “Debtor”), and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the lenders referenced therein (the “Lenders”), the undersigned Debtor has granted a continuing security interest in and continuing lien upon, the trademarks and trademark applications shown below to the Administrative Agent for the ratable benefit of the Lenders:
TRADEMARKS

Trademark No.	Description of Trademark	Date of Trademark

TRADEMARK APPLICATIONS

Trademark Application No.	Description of	Date of Trademark
	Trademark Applied	Application
For

Form of Assignment and Assumption

H-1-38

     The Debtor and the Administrative Agent, on behalf of the Lenders, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (i) may only be terminated in accordance with the terms of the Security Agreement and (ii) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours, [DEBTOR NAME]
By:
Name:
Title:

Acknowledged and Accepted: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Form of Assignment and Assumption

H-1-39

ANNEX 4
SUPPLEMENT
     SUPPLEMENT NO.                      dated as of                     , to the Security Agreement dated as of                     , 20___(the “Security Agreement”) made by and among [] (including any additional debtors becoming a party to the Security Agreement as provided in Section 22 thereof, collectively, the “Debtors” and individually, a “Debtor”), and Bank of America, N.A., a national banking association, as administrative agent for the Lenders (as defined herein) and its successors as agent for the Lenders (in such capacity, and together with its successors as agent for the Lenders, the “Administrative Agent”).
RECITALS
     A. Flow International Corporation, a Washington corporation (the “Borrower”) is a party to that certain Third Amended and Restated Credit Agreement dated as of March 2, 2011 by and among the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Bank of America, N.A., a national banking association, as Administrative Agent, Swing Line Lender and L/C Issuer and Banc of America Securities LLC as Sole Lead Arranger and Sole Book Manager (as amended, restated, modified, renewed, supplemented or extended from time to time, the “Credit Agreement”).
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.
     C. The Debtors have entered into the Security Agreement in order to induce the Lenders (including the L/C Issuer and the Swing Line Lender) to make Credit Extensions under the Credit Agreement, and pursuant to Section 6.13 of the Credit Agreement, each Domestic Subsidiary that was not in existence or was not a Debtor on the date of the Credit Agreement is required to enter into the Security Agreement as a Debtor upon becoming a Domestic Subsidiary.
     D. The undersigned Domestic Subsidiary (the “New Debtor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Debtor under the Security Agreement in consideration for the Lenders to make loans and to continue loans heretofore made and for Administrative Agent to issue Letters of Credit under the Credit Agreement.
     Accordingly, the New Debtor agrees as follows:
     1. In accordance with Section 22 of the Security Agreement, the New Debtor by its signature below becomes a Debtor under the Security Agreement with the same force and effect as if originally named therein as a Debtor and the New Debtor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Debtor thereunder and (b) represents and warrants that the representations and warranties made by it as a Debtor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Debtor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the ratable benefit of the Administrative Agent and the Lenders, their
Form of Assignment and Assumption

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successors and assigns, a security interest in and lien on all of the New Debtor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Debtor. Each reference to a “Debtor” in the Security Agreement shall be deemed to include the New Debtor. The Security Agreement is hereby incorporated herein by reference.
     2. The New Debtor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     3. This Supplement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Debtor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall, subject to applicable Law, be as effective as delivery of a manually-signed original thereof.
     4. The New Debtor hereby represents and warrants that set forth under its signature hereto, is the true and correct legal name of the New Debtor, its jurisdiction of formation and, if such New Debtor is not a “registered organization” under the UCC, the location of its chief executive office.
     5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
     6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
     7. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     8. All communications and notices hereunder shall be in writing and given as provided in Section 14 of the Security Agreement. All communications and notices hereunder to the New Debtor shall be given to it at the address set forth under its signature below.
     9. The New Debtor agrees to reimburse the Administrative Agent for its out-of-pocket expenses (including reasonable attorneys’ fees and costs) incurred in connection with this Supplement.
Form of Assignment and Assumption

H-1-41

     IN WITNESS WHEREOF, the New Debtor has executed this Supplement by its duly authorized officer as of the day and year first above written.

[NEW DEBTOR]
By:
Name:
Title:
Address:

Legal name:
Jurisdiction of formation:

Accepted: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

Form of Assignment and Assumption

H-1-42

EXHIBIT H-1
FORM
OF
ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.]. Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.	Assignor[s]:

2.	Assignee[s]: for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower: FLOW INTERNATIONAL CORPORATION, a Washington corporation
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4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Third Amended and Restated Credit Agreement, dated as of March 2, 2011, among FLOW INTERNATIONAL CORPORATION, the Lenders from time to time party thereto, Bank of America, N.A., as Agent, L/C Issuer and Swing Line Lender.

6.	Assigned Interest[s]:

Aggregate
			Amount of	Amount of	Percentage
			Commitment/	Commitment/	Assigned of
			Loans	Loans	Commitment/
Assignor[s]	Assignee[s]	Facility Assigned	for all Lenders	Assigned	Loans		CUSIP No.
			$	$		%
			$	$		%
			$	$		%
[7. Trade Date:                     ]
Effective Date:                     , 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]
By:
Title:

Form of Assignment and Assumption

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[Consented to and] Accepted: BANK OF AMERICA, N. A., as Administrative Agent
By:
Title:

[Consented to:]
By:
Title:

Form of Assignment and Assumption

H-1-3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
          1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 0(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 0(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 0 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest ,and (vi) it has independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest; and (b) agrees that (i) it will, independently and without reliance upon Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the
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Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Washington.
Form of Administrative Questionnaire

H-1 - 5

EXHIBIT H-2
FORM OF ADMINISTRATIVE QUESTIONNAIRE

[To be provided if additional Lenders join]